UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12
BridgeBio Pharma, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BridgeBio Pharma, Inc.
3160 Porter Drive, Suite 250,
Palo Alto, CA 94304
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 21, 2024
Dear Stockholder:
You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of BridgeBio Pharma, Inc., a Delaware corporation (the “Company”). The meeting will be held on Friday, June 21, 2024, at 9:00 a.m. Pacific time. Our Board of Directors has determined, to facilitate increased shareholder participation, that this year’s Annual Meeting will be held virtually via a live interactive audio webcast on the Internet. You will be able to vote and to ask questions of, and engage in dialogue with, members of our Board of Directors and senior management at www.virtualshareholdermeeting.com/BBIO2024 during the meeting.
The Annual Meeting will be held for the following purposes:
1.
To elect five (5) directors, Eric Aguiar, M.D., Jennifer E. Cook, Andrea J. Ellis, Fred Hassan and Ali J. Satvat, to serve as Class II directors to hold office until the date of the annual meeting of stockholders following the year ending December 31, 2026 and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal.

2.	To cast a non-binding, advisory vote to approve the compensation of our named executive officers.
3.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024.
4.
To approve an amendment and restatement of the 2021 Amended and Restated BridgeBio Pharma, Inc. Stock Option and Incentive Plan to, among other things, increase the number of shares of common stock reserved for issuance thereunder by 6,500,000 shares.

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
These items of business are more fully described in the Proxy Statement accompanying this notice.
Proposal 1 relates solely to the election of directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any stockholder of the Company.
The Board of Directors has fixed the close of business on Monday, April 22, 2024, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, or at any adjournments of the Annual Meeting.
We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. On or about April 25, 2024, we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our proxy materials and our 2023 Annual Report on Form 10-K. The Notice contains instructions on how to access those documents and to cast your vote via the Internet or by telephone. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2023 Annual Report on Form 10-K. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials and the 2023 Annual Report on Form 10-K by mail. This process allows us to provide our stockholders with the information that they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

In order to ensure your representation at the Annual Meeting, you are requested to submit your proxy over the Internet, by telephone, or if you received proxy materials by mail, by signing and dating the enclosed proxy as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). If you virtually attend the Annual Meeting and electronically submit to the Secretary of the Company an instrument revoking your proxy or a duly executed proxy bearing a later date, your earlier submitted proxy will not be used.
By Order of the Board of Directors
BridgeBio Pharma, Inc.

/s/ Neil Kumar
Neil Kumar
Chief Executive Officer

Palo Alto, California
April 25, 2024
Your vote is important, whether or not you expect to attend the Annual Meeting. You are urged to vote either via the Internet or telephone, or, if you received proxy materials by mail, by mail by returning a signed and dated copy of the enclosed proxy card using the enclosed envelope. Voting promptly will help avoid the additional expense of further solicitation to assure a quorum at the meeting.

i

BRIDGEBIO PHARMA, INC. PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
June 21, 2024

INFORMATION CONCERNING SOLICITATION AND VOTING
General
This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies for use prior to or at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of BridgeBio Pharma, Inc. (the “Company” or “BridgeBio”), a Delaware corporation, to be held virtually at 9:00 a.m., Pacific time, on Friday, June 21, 2024, and at any adjournments or postponements thereof for the following purposes:
1.
To elect five (5) directors, Eric Aguiar, M.D., Jennifer E. Cook, Andrea J. Ellis, Fred Hassan and Ali J. Satvat, to serve as Class II directors to hold office until the date of the annual meeting of stockholders following the year ending December 31, 2026 and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal.

2.	To cast a non-binding, advisory vote to approve the compensation of our named executive officers.
3.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024.
4.
To approve an amendment and restatement of the 2021 Amended and Restated BridgeBio Pharma, Inc. Stock Option and Incentive Plan to, among other things, increase the number of shares of common stock reserved for issuance thereunder by 6,500,000 shares.

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
Our Board of Directors has made this proxy statement and related materials available to you on the Internet, or at your request has delivered printed versions to you by mail, in connection with the solicitation of proxies by our Board for the Annual Meeting, and any adjournment or postponement of the Annual Meeting. If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting.
You can attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/BBIO2024. You will need to have your 16-digit control number included on your proxy card to join the Annual Meeting.
Solicitation
This solicitation is made on behalf of the Board of Directors. We will bear the costs of preparing, mailing, online processing and other costs of the proxy solicitation made by our Board of Directors. Certain of our officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors’ recommendations. Such solicitations may be made by telephone, facsimile transmission or personal solicitation. No additional compensation will be paid to such officers, directors or regular employees for such services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy materials to stockholders.
Our Board of Directors has made this proxy statement and related materials available to you on the Internet, or at your request has delivered printed versions to you by mail, in connection with the solicitation of proxies by our Board for the Annual Meeting, and any adjournment or postponement of the Annual Meeting. If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting.
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners as of April 22, 2024 (the “Record Date”). The mailing of the Notice to our stockholders is scheduled to begin on or about April 25, 2024. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. The Notice provides instructions as to how stockholders may access and review our proxy materials, including the Notice of 2024 Annual Meeting of

Stockholders, this proxy statement and our 2023 Annual Report, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent by mail. The Notice also provides voting instructions.
IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON JUNE 21, 2024:
The Proxy Statement, the accompanying proxy card or voting instruction card and the Company’s 2023 Annual Report on Form 10-K (the “Annual Report”) are available electronically at www.proxyvote.com.
In addition, stockholders may request to receive the proxy materials in printed form by mail or electronically by email on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of 2024 Annual Meeting of Stockholders, this proxy statement and our 2023 Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this proxy statement.
Voting Rights and Outstanding Shares
Only holders of record of our common stock as of the close of business on April 22, 2024 are entitled to receive notice of, and to vote at, the Annual Meeting. Each holder of common stock will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. At the close of business on April 22, 2024, there were 187,129,260 shares of common stock issued and outstanding and eligible to vote.
A quorum of stockholders is necessary to take action at the Annual Meeting. Stockholders representing a majority of the shares of our common stock entitled to vote (present virtually or represented by proxy) will constitute a quorum. We will appoint an inspector of elections for the meeting to determine whether or not a quorum is present and to tabulate votes cast by proxy or virtually at the Annual Meeting. Abstentions, withheld votes and broker non-votes (which occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular matter because such broker, bank or other nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner) are counted as present for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting.
Votes Required for Each Proposal
To elect our directors and approve the other proposals being considered at the Annual Meeting, the voting requirements are as follows:
Proposal	Vote Required	Discretionary Voting Permitted?
Election of Directors	Plurality	No
Non-binding, advisory vote to approve the compensation of our named executive officers	Majority	No
Ratification of Deloitte & Touche LLP	Majority	Yes
Approval of an amendment and restatement of the 2021 Amended and Restated BridgeBio Pharma, Inc. Stock Option and Incentive Plan	Majority	No
“Discretionary Voting Permitted” means that brokers, banks or other nominees that hold shares in “street name” for their customers will have the discretion to vote those shares with respect to certain matters if they have not received voting instructions from the beneficial owners. Under the rules of the New York Stock Exchange, which are also applicable to Nasdaq-listed companies, brokers, banks and other securities intermediaries that are subject to New York Stock Exchange rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under New York Stock Exchange rules but not with respect to “non-routine” matters.
“Majority” means a majority of the votes properly cast for and against such matter.
“Plurality” means a plurality of the votes properly cast on such matter. For the election of directors, the five (5) nominees receiving the highest number of affirmative votes properly cast “FOR” each such nominee will be elected as Class II directors.

The vote required and method of calculation for the proposals to be considered at the Annual Meeting are as follows:
Proposal One—Election of Directors. Under our bylaws, directors are elected by a plurality of the votes properly cast. If a quorum is present, the five (5) director nominees receiving the highest number of “FOR” votes, submitted virtually at the Annual Meeting or by proxy, will be elected as directors. You may vote “FOR” all nominees, “WITHHOLD” for all nominees, or “WITHHOLD” for any one or more nominees by specifying the name of the nominees on your proxy card. Proposal One is not considered to be a routine item, so if you are a beneficial owner (on the record date your shares were held, not in your name, but rather in a brokerage account or by a broker, bank or other nominee) and you do not instruct your broker, bank or other nominee how to vote with respect to this proposal, your broker, bank or other nominee may not vote on this proposal, and those votes will be counted as broker “non-votes.” Withheld votes and broker non-votes will have no effect on the outcome of the election of the directors. If nominees are unopposed, election requires only a single “FOR” vote.
Proposal Two—Non-binding, advisory vote to approve the compensation of our named executive officers. Approval of this non-binding advisory proposal requires the affirmative vote of a majority of the votes properly cast for and against such matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this matter, your shares will not be counted as “votes cast” with respect to such matter, and the abstention will have no effect on the proposal. Proposal Two is not considered to be a routine item, so if you are a beneficial owner (on the record date your shares were held, not in your name, but rather in a brokerage account or by a broker, bank or other nominee) and you do not instruct your broker, bank or other nominee how to vote with respect to this proposal, your broker, bank or other nominee may not vote on this proposal, and those votes will be counted as broker “non-votes.” Broker non-votes will have no effect on the outcome of the non-binding, advisory vote to approve the compensation of our named executive officers.
Proposal Three—Approval of the Ratification of Deloitte & Touche LLP as Independent Registered Public Accounting Firm. Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against such matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this matter, your shares will not be counted as “votes cast” with respect to such matter, and the abstention will have no effect on the proposal. Proposal Three is considered to be a routine item, so if you are a beneficial owner (on the record date your shares were held, not in your name, but rather in a brokerage account or by a broker, bank or other nominee), your broker, bank or other nominee will be able to vote on this proposal even if it does not receive instructions from you. Accordingly, we do not anticipate that there will be any broker non-votes on this proposal; however, any broker non-votes will have no effect on the proposal.
Proposal Four—Approval of an amendment and restatement of the 2021 Amended and Restated BridgeBio Pharma, Inc. Stock Option and Incentive Plan. Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against such matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this matter, your shares will not be counted as “votes cast” with respect to such matter, and the abstention will have no effect on the proposal. Proposal Four is not considered to be a routine item, so if you are a beneficial owner (on the record date your shares were held, not in your name, but rather in a brokerage account or by a broker, bank or other nominee) and you do not instruct your broker, bank or other nominee how to vote with respect to this proposal, your broker, bank or other nominee may not vote on this proposal, and those votes will be counted as broker “non-votes.” Broker non-votes will have no effect on the proposal.
We request that you vote your shares by proxy following the methods as instructed by the Notice: over the Internet, by telephone or by mail. If you choose to vote by mail, your shares will be voted in accordance with your voting instructions if the proxy card is received prior to the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, your shares will be voted FOR: (i) the election of all of the Company’s five (5) nominees as directors; (ii) the non-binding, advisory vote to approve the compensation of our named executive officers; (iii) the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2024; (iv) the approval of an amendment and restatement of the 2021 Amended and Restated BridgeBio Pharma, Inc. Stock Option and Incentive Plan; and (v) as the proxy holders deem advisable, in their discretion, on other matters that may properly come before the Annual Meeting.

Voting by Proxy Over the Internet or by Telephone
Stockholders whose shares are registered in their own names may vote by proxy by mail, over the Internet or by telephone. Instructions for voting by proxy over the Internet or by telephone are set forth on the Notice. The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time on Thursday, June 20, 2024. The Notice will also provide instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election.
If you are a stockholder of record as of April 22, 2024, you may vote online by attending the virtual Annual Meeting and following the instructions posted at www.virtualshareholdermeeting.com/BBIO2024. If you hold your shares through a bank, broker or other nominee and do not have a 16-digit control number but wish to vote online at the meeting, you must contact your broker, bank or other nominee so that you can be provided with a control number or legal proxy.
Those without a control number may attend as guests of the Annual Meeting. Guests will not have the option to vote or ask questions during the meeting.
If your shares are held in street name, the voting instruction form sent to you by your broker, bank or other nominee should indicate whether the institution has a process for beneficial holders to provide voting instructions over the Internet or by telephone. A number of banks and brokerage firms participate in a program that also permits stockholders whose shares are held in street name to direct their vote over the Internet or by telephone. If your bank or brokerage firm gives you this opportunity, the voting instructions from the bank or brokerage firm that accompany this Proxy Statement will tell you how to use the Internet or telephone to direct the vote of shares held in your account. If your voting instruction form does not include Internet or telephone information, please complete and return the voting instruction form in the self-addressed, postage-paid envelope provided by your broker. Stockholders who vote by proxy over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers.
Attending the Annual Meeting
This year’s Annual Meeting will be held entirely online to facilitate increased shareholder participation. You will be able to attend the Annual Meeting online by accessing www.virtualshareholdermeeting.com/BBIO2024.
To join the Annual Meeting as a stockholder, you will need to have your 16-digit control number, which can be found on the Notice, voting instruction form or proxy card you received. If your shares are held in “street name” through a broker, bank or other nominee and you do not have a 16-digit control number, you must contact such broker, bank or nominee so that you can be provided with a control number or legal proxy. Those without a control number may attend as guests of the Annual Meeting but will not have the option to vote or ask questions during the meeting.
Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the Annual Meeting.
Access to the Audio Webcast of the Annual Meeting
The live audio webcast of the Annual Meeting will begin promptly at 9:00 a.m. Pacific Time. Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the meeting prior to the start time.
Log in Instructions
To attend the online Annual Meeting, log in at www.virtualshareholdermeeting.com/BBIO2024. To participate as a stockholder, you will need your 16-digit control number, which can be found on the Notice, voting instruction form or proxy card you received. In the event that you hold your shares through a bank, broker or other nominee and do not have a control number, please contact such broker, bank or other nominee as soon as possible, so that you can be provided with a control number or legal proxy and gain access to the meeting. Those without a control number may attend as guests of the Annual Meeting but will not have the option to vote or ask questions during the meeting.
Submitting Questions at the Virtual Annual Meeting
If you have logged into the Annual Meeting using your 16-digit control number and wish to ask a question during the meeting, you may do so on the virtual meeting website by typing your question into the “Ask a Question” field, and clicking “Submit.” Those without a control number will not have the option to ask questions during the meeting.
If questions submitted are repetitive as to a particular topic, the Chair of the meeting may limit discussion on such topic. During the formal portion of the meeting, all questions presented should relate directly to the proposal under discussion. We will also hold a question and answer period at the end of the meeting, as time permits, during which time we welcome questions not relating to specific proposals.
For further details, please review the Annual Meeting’s Rules of Conduct, which will be posted on www.virtualshareholdermeeting.com/BBIO2024 during the Annual Meeting.
Annual Meeting Technical Assistance
Beginning 15 minutes prior to the start of and during the virtual Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log-in page.
Availability of Live Webcast to Team Members and Other Constituents
The live audio webcast will be available to not only our stockholders but also our team members and other constituents.
Revocability of Proxies
Any proxy may be revoked at any time before it is exercised by filing an instrument revoking it with the Company’s Secretary or by submitting a duly executed proxy bearing a later date prior to the time of the Annual Meeting. Stockholders who have voted by proxy over the Internet or by telephone or have executed and returned a proxy and who then virtually attend the Annual Meeting and desire to vote are requested to notify the Secretary in writing prior to the time of the Annual Meeting. We request that all such written notices of revocation to the Company be addressed to Brian C. Stephenson, Secretary, c/o BridgeBio Pharma, Inc., at the address of our principal executive offices at 3160 Porter Drive, Suite 250, Palo Alto, CA 94304. Our telephone number is (650) 391-9740. Stockholders may also revoke their proxy by entering a new vote over the Internet or by telephone.
Stockholder Proposals to be Presented at the Next Annual Meeting
Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) may submit proposals to the Board of Directors to be presented at the 2025 annual meeting. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Secretary at our principal executive offices at the address set forth above no later than December 26, 2024 in order to be considered for inclusion in the proxy materials to be disseminated by the Board of Directors for such annual meeting. We also encourage you to submit any such proposals via email to ir@bridgebio.com. If the date of the 2025 annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC. A proposal submitted outside the requirements of Rule 14a-8 under the Exchange Act will be considered untimely if received after March 23, 2025.

Our Amended and Restated Bylaws (“Bylaws”) also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. To be considered timely under these provisions, the stockholder’s notice must be received by our Secretary at our principal executive offices at the address set forth above no earlier than February 21, 2025 and no later than March 23, 2025. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice.
To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 22, 2025.
The Board of Directors, a designated committee thereof or the chairperson of the meeting may refuse to acknowledge the introduction of any stockholder proposal if it is not made in compliance with the applicable notice provisions.

PROPOSAL 1
ELECTION OF DIRECTORS
General
Our amended and restated certificate of incorporation provides for a Board of Directors that is divided into three classes. The term for each class is three years, staggered over time. The terms of the Class II directors are scheduled to expire on the date of the upcoming Annual Meeting. Based on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, or the Nominating and Corporate Governance Committee, the Board of Directors’ nominees for election by the stockholders are the current Class II members: Eric Aguiar, M.D., Jennifer E. Cook, Andrea J. Ellis, Fred Hassan and Ali J. Satvat. If elected, each nominee will serve as a director until the date of the annual meeting of stockholders following the year ending December 31, 2026 and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal.
Our Board of Directors is currently comprised of fourteen (14) members. If each of the Class II director nominees is elected at the Annual Meeting, the composition of our Board of Directors will be as follows: Class I: James C. Momtazee, Frank P. McCormick, Ph.D., F.R.S., D.Sc., Randal W. Scott, Ph.D. and Hannah A. Valantine, M.D.; Class II: Eric Aguiar, M.D., Jennifer E. Cook, Andrea J. Ellis, Fred Hassan and Ali J. Satvat; and Class III: Neil Kumar, Ph.D., Charles Homcy, M.D., Douglas A. Dachille, Ronald J. Daniels and Andrew W. Lo, Ph.D.
In the absence of instructions to the contrary, the persons named as proxy holders in the accompanying proxy intend to vote in favor of the election of the nominees designated below to serve until the date of the annual meeting of stockholders following the year ending December 31, 2026 and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal. Each nominee is currently a director. The Board of Directors expects that each nominee will be available to serve as a director, but if any such nominee should become unavailable or unwilling to stand for election, it is intended that the shares represented by the proxy will be voted for such substitute nominee as may be designated by the Board of Directors. The biographies of our directors and their ages as of March 31, 2024 are set forth below.
Name	Age	Position
Neil Kumar, Ph.D.	45	Chief Executive Officer and Director
Eric Aguiar, M.D.(1)	62	Director
Jennifer E. Cook	58	Director
Douglas A. Dachille(2)	59	Director
Ronald J. Daniels(3)	64	Director
Andrea J. Ellis(1)	38	Director
Fred Hassan(3)	78	Director
Charles Homcy, M.D.	75	Director and Lead Director
Andrew W. Lo, Ph.D.(2)	63	Director
Frank P. McCormick, Ph.D., F.R.S., D.Sc.	73	Director
James C. Momtazee	52	Director
Ali J. Satvat(2)(3)	46	Director
Randal W. Scott, Ph.D.(1)	66	Director
Hannah A. Valantine, M.D.(2)	72	Director
(1)	Member of the Audit Committee
(2)	Member of the Nominating and Corporate Governance Committee
(3)	Member of the Compensation Committee
Nominees for Director
Class II:
The persons listed below are nominated for election to Class II of the Board of Directors to serve a three-year term ending on the date of the annual meeting of stockholders following the year ending December 31, 2026 and until their successors are elected and qualified, or until such director’s earlier death, resignation or removal.

The Board of Directors recommends that you vote FOR the following nominees.
Eric Aguiar, M.D., has served as a member of our Board of Directors since March 2019. Dr. Aguiar has been a partner at Aisling Capital since January 2016 and prior to that was a partner at Thomas, McNerney and Partners, a healthcare venture capital and growth equity fund, since 2007. Prior to joining that firm, he was a Managing Director of HealthCare Ventures, a healthcare focused venture capital firm, from 2001 to 2007. Dr. Aguiar currently serves on the board of directors of Invitae Corporation (formerly NYSE: NVTA) since September 2010. He has also served on the board of directors of Biomea Fusion, a biopharmaceutical company (Nasdaq: BMEA) since December 2020. He served on the board of directors of Eidos Therapeutics, Inc. (formerly Nasdaq: EIDX) from March 2018 to August 2020. He served on the board of directors of Biohaven Corporation (NYSE: BHVN) from October 2016 to January 2020. Dr. Aguiar is a member of the Council on Foreign Relations. Dr. Aguiar received his medical degree with honors from Harvard Medical School. He graduated with honors from Cornell University as a College Scholar. He was also a Luce Fellow and is a Chartered Financial Analyst. Dr. Aguiar’s qualifications to serve on our Board of Directors include his medical and finance background and experience as an investor in life science companies.
Jennifer E. Cook has served as a member of our Board of Directors since December 2019. She is currently the owner and principal of Jennifer Cook Consulting since July 2019. Ms. Cook has served as a member of the board of directors of Denali Therapeutics, Inc., a biotechnology company (Nasdaq: DNLI), since November 2018 and Jazz Pharmaceuticals plc, a biopharmaceutical company (Nasdaq: JAZZ), since November 2020. Ms. Cook served as the Chief Executive Officer of GRAIL from January 2018 to June 2019. Previously, Ms. Cook was at Roche Pharmaceuticals and Genentech, where she held a number of senior management positions; from January 2017 to December 2017, Ms. Cook served as Senior Vice President, Global Head of Clinical Operations for Roche Pharmaceuticals; from September 2013 to December 2016, Ms. Cook served as Head of Region Europe Pharma for Roche Pharmaceuticals; and from July 2010 to September 2013, Ms. Cook served as the Senior Vice President, Business Unit Head Immunology and Ophthalmology for Genentech. Ms. Cook holds a B.A. in human biology and an M.S. in biology from Stanford University, as well as an M.B.A. from the Haas School of Business at the University of California, Berkeley. Ms. Cook’s qualifications to serve on our Board of Directors include her extensive experience as a senior management executive of healthcare and biotechnology companies, including as the senior vice president of one of the world’s largest healthcare companies.
Andrea J. Ellis has served as a member of our Board of Directors since August 2021. Mrs. Ellis currently serves as the Chief Financial Officer of Fanatics Betting & Gaming. From June 2020 to September 2022, she served as the Chief Financial Officer of Neutron Holdings, Inc. d/b/a Lime, an innovative transportation technology company that offers access to shared electric scooters, bikes and mopeds that is built on sustainability. From 2015 to 2020, Mrs. Ellis held numerous positions at Restaurant Brands International (RBI), the parent company of Burger King, Popeyes, and Tim Hortons. Mrs. Ellis started her career at Goldman Sachs, working in Investment Banking from 2012 to 2015 and Equities Trading from 2007 to 2010. Mrs. Ellis earned her bachelor’s degree in biology from the University of Pennsylvania and an M.B.A. from Harvard Business School. Mrs. Ellis’ qualifications to serve on our Board of Directors include her background in finance.
Fred Hassan has served as a member of our Board of Directors since August 2021. Mr. Hassan currently serves as Director of Warburg Pincus LLC, a global private equity investment institution, which he joined in 2009. Previously, Mr. Hassan served as Chairman and Chief Executive Officer of Schering-Plough from 2003 to 2009. Before assuming these roles, from 2001 to 2003, Mr. Hassan was Chairman and Chief Executive Officer of Pharmacia Corporation, a company formed through the merger of Monsanto Company and Pharmacia & Upjohn, Inc. He joined Pharmacia & Upjohn, Inc. as Chief Executive Officer in 1997. Mr. Hassan has served as a director of Precigen, Inc. (Nasdaq: PGEN) since 2016 and Cocrystal Pharma, Inc. (Nasdaq: COCP) since April 2023. Previously, Mr. Hassan served as a director of Prometheus Biosciences, Inc. (formerly Nasdaq: RXDX) from May 2021 to June 2023, as a director of Time Warner Inc. (now Warner Media, LLC) from October 2009 to June 2018, as a director of Amgen, Inc. from July 2015 to May 2021, and as a director of Avon Products, Inc. from 1999 until 2013. He was Chairman of the board of Bausch & Lomb from 2010 until its acquisition by Valeant Pharmaceuticals International, Inc. in 2013 and served on the board of Valeant Pharmaceuticals from 2013 to 2014. Mr. Hassan earned his bachelor’s degree in chemical engineering from the Imperial College of Science and Technology at the University of London and an M.B.A. from Harvard Business School. Mr. Hassan’s qualifications to serve on our Board of Directors include his extensive experience leading and scaling global pharmaceutical companies and advising major corporations as a director.

Ali J. Satvat has served as a member of our Board of Directors since March 2016. Mr. Satvat joined Kohlberg Kravis Roberts & Co. L.P., a global investment firm (“KKR”), in January 2012 and is a Partner, Co-Head of the Health Care industry team within KKR’s Americas Private Equity platform, and Global Head of KKR Health Care Strategic Growth. Mr. Satvat is a member of the Investment Committee for KKR’s Americas Private Equity platform and chairs the Investment Committee for KKR Health Care Strategic Growth. Mr. Satvat has served as a member of the boards of directors of PRA Health Sciences, Inc. (formerly Nasdaq: PRAH), a global contract research organization, from September 2013 through April 2018, Coherus BioSciences, Inc. (Nasdaq: CHRS) since May 2014, Eidos Therapeutics, Inc. (formerly Nasdaq: EIDX) from June 2018 through January 2021, Impel Pharmaceuticals, Inc. (formerly Nasdaq: IMPL) from December 2018 to April 2024, and numerous privately held companies. Prior to joining KKR, Mr. Satvat was a Principal with Apax Partners, a global private equity firm, where he invested in health care from 2006 to 2012. Previously, Mr. Satvat held various positions with Johnson & Johnson Development Corporation, a venture capital subsidiary of Johnson & Johnson, Audax Group, a private equity firm, and The Blackstone Group, a global investment firm. Mr. Satvat holds an A.B. in History and Science from Harvard College and an M.B.A. in Health Care Management and Entrepreneurial Management from the Wharton School of the University of Pennsylvania. Mr. Satvat previously served as a member of the board of directors of the Healthcare Private Equity Association. Mr. Satvat’s qualifications to serve on our Board of Directors include his expertise in corporate governance, financing, and financial matters and his extensive investment experience in the health care industry.
Current Directors
Class I: Currently Serving Until the 2026 Annual Meeting
James C. Momtazee has served as a member of our Board of Directors since March 2016 and as our Senior Advisor – Transactions from February 2020 until January 2021. He is the Managing Partner of Patient Square Capital, LP, a dedicated health care investment firm. He was Chairman and CEO of Montes Archimedes Acquisition Corporation from October 2020 until October 2021. He was previously a Member of KKR, a private equity and alternative asset management firm, and had been employed by KKR for 21 years ending in July 2019. Mr. Momtazee currently serves on the board of directors of Apollo Therapeutics, Enavate Sciences, Kriya Therapeutics, Inc., The Medical Device Manufacturers Association, Elevage Medical Technologies, Syneos Health, and Roivant Sciences, Inc. (Nasdaq: ROIV). He previously served on the boards of directors of Jazz Pharmaceuticals plc (Nasdaq: JAZZ), a biopharmaceutical company, from 2004 to 2014, HCA Healthcare Inc. (formerly HCA Holdings Inc.; NYSE: HCA), a health care services company, from 2006 to 2014, and Entellus Medical, Inc., a medical technology company, from 2017 to 2018. He received an A.B. from Stanford University and an M.B.A. from the Stanford Graduate School of Business. Mr. Momtazee’s qualifications to serve on our Board of Directors include his expertise in corporate governance, the healthcare industry and in financing and financial matters.
Frank P. McCormick, Ph.D., F.R.S., D.Sc., has served as a member of our Board of Directors since February 2023. He currently also serves as our Chairman of Oncology and has held this position since April 2019. He is also a Professor in the University of California, San Francisco (“UCSF”) Helen Diller Family Comprehensive Cancer Center, a multidisciplinary research and medical care organization, and has been a UCSF faculty member since 1997. Dr. McCormick has held the positions of Director of the UCSF Helen Diller Family Comprehensive Cancer Center and served as Associate Dean of the UCSF School of Medicine from 1997 to 2014. Prior to joining the UCSF faculty, Dr. McCormick pursued cancer-related work with several biotechnology firms, including Cetus Corporation as Director of Molecular Biology from 1981 to 1990 and Vice President of Research from 1990 to 1991, and Chiron Corporation as Vice President of Research from 1991 to 1992. In 1992, Dr. McCormick founded Onyx Pharmaceuticals and served as its Chief Scientific Officer until 1996. Dr. McCormick is a Fellow of the Royal Society, an institution dedicated to science, since 1996, a member of the National Academy of Sciences since 2014 and has served as President, 2012 to 2013, for the American Association for Cancer Research. Since 2013, Dr. McCormick has led the National Cancer Institute’s Ras Initiative at the Frederick National Laboratories for Cancer Research overseeing the national effort to develop therapies against Ras-driven cancers. Dr. McCormick also served as a member of the board of directors of Olema Pharmaceuticals, Inc. (Nasdaq: OLMA) from December 2014 to April 2021, and Aduro Biotech, Inc. (Nasdaq: KDNY) from 2010 to February 2019. Dr. McCormick received his B.Sc. in biochemistry from the

University of Birmingham and his Ph.D. in biochemistry from the University of Cambridge and held postdoctoral fellowships in the U.S. at the State University of New York at Stony Brook and in London at the Imperial Cancer. Dr. McCormick’s qualifications to serve on our Board of Directors include his extensive scientific background, particularly in the field of oncology.
Randal W. Scott, Ph.D., has served as a member of our Board of Directors since June 2020. Dr. Scott is currently the Chairman and CEO of Genomic Life, positions in which he has served since January 2024. He is also a cofounder of Invitae Corporation (“Invitae”), a genetic information company (formerly NYSE: NVTA), where he rejoined as Chairman of the board of Invitae in July 2022 and previously served as the Chairman and CEO from 2012 to 2017, the Executive Chairman from 2017 to 2019, and as a member of directors from 2010 until August 2019. Dr. Scott has served on the board of directors of Talis Biomedical Corporation, a molecular diagnostic company (Nasdaq: TLIS) since February 2016. Dr. Scott also serves on the board of directors of Freenome Holdings, Inc. Previously, Dr. Scott cofounded Genomic Health, Inc., where he served as the Chairman and CEO from 2000 to 2009 and the Executive Chairman from 2009 to 2012. Dr. Scott holds a B.S. in Chemistry from Emporia State University and a Ph.D. in Biochemistry from the University of Kansas. Dr. Scott’s qualifications to serve on our Board of Directors include his significant experience building and leading successful biopharmaceutical companies and his scientific expertise.
Hannah A. Valantine, M.D., has served as a member of our Board of Directors since October 2021. Dr. Valantine currently serves as Professor of Medicine at Stanford University School of Medicine, where she has been a faculty member since 1987. From April 2014 to September 2020, Dr. Valantine served as Chief Officer for Scientific Workforce Diversity at the National Institutes of Health, and as a Senior Investigator in the Intramural Research Program at the National Heart, Lung, and Blood Institute. From November 2004 to April 2014, Dr. Valantine was Professor of Cardiovascular Medicine and the Senior Associate Dean for Diversity and Leadership at Stanford University. In collaboration with her colleagues at Stanford University, Dr. Valantine co-invented the technology for donor derived cell-free DNA for diagnosis of transplant rejection, which is currently licensed and used to monitor patients for early detection of acute rejection. Dr. Valantine has served on the board of directors of Pacific Biosciences of California, Inc. (Nasdaq: PACB) since June 2021, and of CareDx, Inc. (Nasdaq: CDNA) since July 2021. Dr. Valantine also serves as Principal and Founder of HAV LLC, a consulting company for diversity, equity and inclusion that she founded in January 2021. Dr. Valantine received her M.B.B.S., M.R.C.P. and M.D. at St Georges Hospital/London University. Dr. Valantine’s qualifications to serve on our Board of Directors include her extensive experience in the life sciences industry and her background in academic medicine.
Class III: Currently Serving Until the 2025 Annual Meeting
Neil Kumar, Ph.D., is a co-founder and has served as our Chief Executive Officer and a member of our Board of Directors since April 2015. Dr. Kumar has also served as the Chief Executive Officer of our subsidiary, Eidos Therapeutics, Inc. (formerly Nasdaq: EIDX), a clinical-stage biopharmaceutical company, and a member of Eidos Therapeutics’ board of directors since March 2016. Prior to co-founding us, he served as the interim vice president of business development at MyoKardia, Inc. (formerly Nasdaq: MYOK, acquired by Bristol Myers Squibb), a clinical-stage biopharmaceutical company, from 2012 to 2014. Prior to that, Dr. Kumar served as a principal at Third Rock Ventures, a venture capital firm, from 2011 to 2014. Before joining Third Rock Ventures, he served as an associate principal at McKinsey & Company, a worldwide management consulting firm, from 2007 to 2011. Dr. Kumar has served as a member of the board of directors of LianBio (formerly Nasdaq: LIAN) since October 2019. He received his B.S. and M.S. degrees in chemical engineering from Stanford University and received his Ph.D. in chemical engineering from the Massachusetts Institute of Technology. Dr. Kumar’s qualifications to serve on our Board of Directors include his role as our principal executive officer and his extensive experience as an executive officer of biotechnology companies.
Charles Homcy, M.D., has served as a member of our Board of Directors since November 2018, our Chairman of Pharmaceuticals since February 2019, and our Lead Director since February 2020. In 2010, Dr. Homcy joined Third Rock Ventures, a venture capital firm, where he currently serves on the Scientific Advisory Board. He served as president and chief executive officer of Portola Pharmaceuticals, Inc. (Nasdaq: PTLA), a clinical biotechnology company, since co-founding the company in 2003 until 2010. Prior to that, Dr. Homcy served as the president of research and development at Millennium Pharmaceuticals, Inc. (currently, Takeda Oncology), a biopharmaceutical company, following its acquisition of COR Therapeutics, Inc. in 2002. He joined COR Therapeutics, a biopharmaceutical company, in 1995 as executive vice president of research and development, and he served as a director of the company from 1998 to 2002. Dr. Homcy was a clinical professor of medicine at the University of California, San Francisco Medical School, and attending physician at the San Francisco Veterans Affairs Hospital from 1997 to 2011. He was previously president of the medical research division of American Cyanamid-Lederle Laboratories, a division of Wyeth-Ayerst Laboratories. He currently serves on the board of directors of Maze Therapeutics, Inc., a biopharmaceutical company, and was formerly a director of Portola Pharmaceuticals from 2004 until March 2019, Global Blood Therapeutics, Inc. (Nasdaq: GBT, acquired by Pfizer, Inc.) from 2012 until June 2019, and Pliant Therapeutics, Inc. (Nasdaq: PLRX) from 2015 until June 2022. Dr. Homcy holds a B.A. and an M.D. from Johns Hopkins University and currently serves on its board of trustees. Dr. Homcy’s qualifications to serve on our Board of Directors include his significant experience building and leading successful biotechnology companies and his scientific expertise.
Douglas A. Dachille has served as a member of our Board of Directors since August 2021. Mr. Dachille served as Executive Vice President and Chief Investment Officer for American International Group, Inc. (“AIG”) (NYSE: AIG) from September 2015 to June 2021. Before assuming these roles at AIG, Mr. Dachille served as Chief Executive Officer of First Principles Capital Management, LLC (“First Principles”), an investment management firm, from September 2003 until its acquisition by AIG in September 2015. Prior to co-founding First Principles, he was President and Chief Operating Officer of Zurich Capital Markets. Mr. Dachille began his career at JPMorgan Chase, where he served as Global Head of Proprietary Trading and Co-Treasurer. Mr. Dachille earned his bachelor’s degree in a special joint program through Union University and Albany Medical College and an M.B.A. in finance from the University of Chicago. Mr. Dachille’s qualifications to serve on our Board of Directors include his decades of investment management experience, strategic expertise, and previous service as a board observer for the Company.
Ronald J. Daniels has served as a member of our Board of Directors since February 2020. Mr. Daniels has been the president of Johns Hopkins University since March 2009. He is a member of the Board of Managers of the Johns Hopkins Applied Physics Laboratory and the chair of the Executive Committee of Johns Hopkins Health System. A law and economics scholar, Mr. Daniels is author or editor of seven books and dozens of scholarly articles. Before joining Johns Hopkins University, he served as Provost and a Professor of Law at the University of Pennsylvania and Dean and James M. Tory Professor of Law of the Faculty of Law at the University of Toronto. Mr. Daniels previously served as a director of T. Rowe Price Funds from January 2018 until April 2022. Mr. Daniels earned an L.L.M. from Yale University in 1988 and a J.D. in 1986 from the University of Toronto. He received a B.A. from the University of Toronto in 1982 in political science and economics. Mr. Daniels’ qualifications to serve on our Board of Directors include his extensive experience as a professor and now a leader at of one of the world’s premier science institutions.
Andrew W. Lo, Ph.D., has served as a member of our Board of Directors since June 2020. Dr. Lo is the Charles E. and Susan T. Harris Professor at the MIT Sloan School of Management, director of the MIT Laboratory for Financial Engineering, a principal investigator at the MIT Computer Science and Artificial Intelligence Laboratory, and has served as a professor at the MIT Sloan School of Management since 1988. He is also an external faculty member of the Santa Fe Institute and a research associate of the National Bureau of Economic Research. Dr. Lo currently serves on the board of directors of clinical-stage and preclinical biopharmaceutical companies, including AbCellera Biologics Inc. (Nasdaq: ABCL) since December 2021, Atomwise Inc. and Vesalius Therapeutics. He also served as a director on the board of directors of Roivant Sciences, Inc. (Nasdaq: ROIV) from July 2016 to November 2022. Dr. Lo holds a B.A. in Economics from Yale University and a Ph.D. in Economics from Harvard University. Dr. Lo’s qualifications to serve on our Board of Directors include his extensive experience as a professor and a leader at two premier educational institutions, as well as his research experience in healthcare finance.

Board Diversity
Our Board of Directors believes that directors who provide a significant breadth of experience, knowledge and abilities in areas relevant to our business, while also representing a diversity in race, ethnicity and gender, contribute to a well-balanced and effective board. Presently, 50% of our Board members identify as members of underrepresented minority groups.
As required by rules of the Nasdaq Stock Market (“Nasdaq”) that were approved by the SEC in August 2021, we are providing information about the gender and demographic diversity of our directors in the format required by Nasdaq rules. The information in the matrix below is based solely on information provided by our directors about their gender and demographic self-identification. Directors who did not answer or indicated that they preferred not to answer a question are shown as “did not disclose demographic background” below.
To see our Board Diversity Matrix as of February 22, 2023, please see the proxy statement filed with the SEC on April 28, 2023.
Board Diversity Matrix (as of April 25, 2024)
Total Number of Directors	14
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	11	—	—
Part II: Demographic Background
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	3	—	—
Hispanic or Latinx	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	6	—	—
Two or More Races or Ethnicities	—	2	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	1
Board of Directors’ Role in Risk Management
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, results of operations, development and commercialization activities, strategic direction, clinical and regulatory matters, operations and intellectual property, information technology (including cybersecurity), governance (including environmental, social and governance, or ESG) and compliance. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The role of our Board of Directors in overseeing the management of our risks is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full Board of Directors (or the appropriate committee of the Board of Directors in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on our company, and the steps we take to manage them. When a Board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full Board of Directors during the committee reports portion of the next Board of Directors meeting. This enables our Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Compensation Risk Assessment
We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. In addition, we have maintained an insider trading policy that prohibits speculative transactions, including short-sales, hedging and pledging, and have adopted a compensation clawback policy, both of which are intended to further minimize risk and ensure a long-term focus on our business. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on the Company.
Board of Directors and Committees of the Board
During 2023, our Board of Directors held a total of five meetings. All directors then serving on our Board of Directors, except for Dr. Richard Scheller who resigned from the Board of Directors effective as of February 21, 2023, attended at least 75% of the aggregate of the number of Board meetings and meetings of the Board committees on which each such director served during the time each such director served on the Board of Directors or such committees.
Our Board of Directors has determined that all of our directors, except for Drs. Kumar, Homcy and McCormick, are independent, as determined in accordance with the rules of Nasdaq and the SEC. In making such independence determination, the Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances that the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board of Directors also considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers.
The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. Copies of our Amended and Restated Audit Committee, Amended and Restated Compensation Committee and Amended and Restated Nominating and Corporate Governance Committee charters and our corporate governance guidelines are available, free of charge, on our website at https://bridgebio.com, under the “Investors/Corporate Governance” link.
Audit Committee
Mrs. Ellis and Drs. Aguiar and Scott currently serve on the Audit Committee, which is chaired by Mrs. Ellis. All of the members of our Audit Committee meet the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and related rulemaking of the SEC. In addition, our Board of Directors has determined that each of Dr. Aguiar and Mrs. Ellis is an “Audit Committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee’s responsibilities include:
•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
•
reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•
recommending, based upon the Audit Committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•	preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement;
•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions;
•	reviewing quarterly earnings releases and scripts;
•	discussing risk assessment and management guidelines and evaluating major financial risk exposures and steps taken to monitor and control such exposures;
•
periodically reviewing and discussing with management items of enterprise risk beyond financial risk and management of financial statements, and recommending on at least an annual basis, and more frequently as appropriate, enterprise risk items that should be brought to the Board for review and discussion of risk mitigation;

•
establishing procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•	reviewing and reassessing the adequacy of the Audit Committee Charter periodically and submitting any proposed changes to the Board of Directors for approval.
During 2023, the Audit Committee held six meetings.
Compensation Committee
Messrs. Daniels, Hassan and Satvat currently serve on the Compensation Committee, which is chaired by Mr. Hassan. Mr. Brenton L. Saunders served on the Compensation Committee until he resigned from the Board of Directors in March 2023. All of the members of our Compensation Committee are independent, as defined under and required by Rule 10C-1 of the Exchange Act and the Nasdaq rules. The Compensation Committee’s responsibilities include:
•	annually reviewing and approving corporate goals and objectives that may be relevant to the compensation of the Chief Executive Officer;
•
evaluating the performance of the Chief Executive Officer in light of such corporate goals and objectives and determining, or, at the request of the Board of Directors, recommending to the Board of Directors the compensation of the Chief Executive Officer;

•	reviewing and approving the compensation of our executive officers other than the Chief Executive Officer;
•	reviewing management’s aggregate decisions regarding the compensation of all non-officer employees and establishing our overall non-officer employees’ compensation;
•	overseeing and administering our compensation structure, policies and programs;
•	evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;
•	retaining a compensation advisor and approving the compensation of any such advisor;
•	acting as administrator of our equity and incentive plans;
•
evaluating and determining or, at the request of the Board of Directors, recommending to the Board of Directors the achievement of milestones under any incentive or equity-based awards to officers, consultants and other employees;

•	reviewing and approving or, at the request of the Board of Directors, recommending to the Board of Directors our policies and procedures for the grant of equity-based awards;
•	overseeing administration of all incentive compensation and equity-based plans for employees and approve all forms of award agreement and/or sub-plans adopted under such plans;
•	reviewing and making recommendations to the Board of Directors with respect to director compensation;
•	reviewing and discussing with management the compensation disclosure to be included in our annual proxy statement or Annual Report on Form 10-K;
•	reviewing and approving the peer group of companies used to inform our evaluation of compensation for our employees and directors;
•	adopting and administering a compensation recovery policy;
•	periodically conducting a performance evaluation of the Compensation Committee and reporting such results to the Board of Directors; and
•	reviewing and reassessing the adequacy of the Compensation Committee Charter periodically and submitting any proposed changes to the Board of Directors for approval.
During 2023, the Compensation Committee held three meetings.
Nominating and Corporate Governance Committee
Messrs. Satvat and Dachille and Drs. Lo and Valantine currently serve on the Nominating and Corporate Governance Committee, which is chaired by Mr. Satvat. All of the members of our Nominating and Corporate Governance Committee are independent, as defined under and required by current Nasdaq rules. The Nominating and Corporate Governance Committee’s responsibilities include:
•	developing and recommending to the Board of Directors criteria for board and committee membership;
•	establishing procedures for identifying and evaluating director candidates, including nominees recommended by stockholders;
•	reviewing the size and composition of the Board of Directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;
•	identifying individuals qualified to become members of the Board of Directors;
•	recommending to the Board of Directors the persons to be nominated for election as directors and to each of the Board’s committees;
•	developing and recommending to the Board of Directors a code of business conduct and ethics and a set of corporate governance guidelines;
•	periodically reviewing ESG matters pertaining to the Company, including ESG policies and initiatives;
•	developing a mechanism by which violations of the code of business conduct and ethics can be reported in a confidential manner; and
•	overseeing the evaluation of the Board of Directors and its committees; and
•	reviewing and reassessing the adequacy of the Nominating and Corporate Governance Committee Charter periodically and submitting any proposed changes to the Board of Directors for approval.
During 2023, the Nominating and Corporate Governance Committee held three meetings.
Board Leadership
Dr. Homcy is the Lead Director on our Board of Directors. We believe that separating the positions of Chief Executive Officer and Lead Director has the potential to allow our Chief Executive Officer to focus on our day-to-day business, while allowing our Lead Director to lead our Board of Directors in its fundamental role of providing advice to and oversight of management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as a Lead Director, particularly as our Board of Directors’ oversight responsibilities continue to grow.
While our Bylaws and corporate governance guidelines do not require that we appoint a separate Chairman of the board or lead independent director and Chief Executive Officer, our Board of Directors believes that having a Chief Executive Officer and a separate Lead Director provides the appropriate leadership structure for us and demonstrates our commitment to good corporate governance.
Director Nominations
The director qualifications developed to date focus on what our Board of Directors believes to be essential competencies to effectively serve on the Board of Directors. The Nominating and Corporate Governance Committee must reassess such criteria from time to time and submit any proposed changes to the Board of Directors for approval. Presently, at a minimum, the Nominating and Corporate Governance Committee must be satisfied that each nominee it recommends (i) has experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing, (ii) is highly accomplished in his or her respective field, with superior credentials and recognition, (iii) is well regarded in the community and has a long-term reputation for high ethical and moral standards, (iv) has sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards of directors on which such nominee may serve, and (v) to the extent such nominee serves or has previously served on other boards, the nominee has a demonstrated history of actively contributing at board meetings.
In addition to those minimum qualifications, the Nominating and Corporate Governance Committee recommends that our Board of Directors select persons for nomination to help ensure that:
•	a majority of our Board of Directors is “independent” in accordance with Nasdaq standards;
•	each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee be comprised entirely of independent directors; and
•
at least one member of the Audit Committee shall have the experience, education and other qualifications necessary to qualify as an “Audit Committee financial expert” as defined by the rules of the SEC.

In addition to other standards the Nominating and Corporate Governance Committee may deem appropriate from time to time for the overall structure and compensation of the Board of Directors, the Nominating and Corporate Governance Committee may consider the following factors when recommending that our Board of Directors select persons for nomination:
•	whether a nominee has direct experience in the biotechnology or pharmaceuticals industry or in other fields relevant to the Company’s operations; and
•	whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience.
Although the Nominating and Corporate Governance Committee may consider whether nominees assist in achieving a mix of Board members that represents a diversity of background and experience, which is not only limited to race, gender or national origin, we have no formal policy regarding board diversity.
The Nominating and Corporate Governance Committee adheres to the following process for identifying and evaluating nominees for the Board of Directors. First, it solicits recommendations for nominees from non-management directors, our Chief Executive Officer, other executive officers, third-party search firms or any other source it deems appropriate. The Nominating and Corporate Governance Committee then reviews and evaluates the qualifications of proposed nominees and conducts inquiries it deems appropriate; all proposed nominees are evaluated in the same manner, regardless of who initially recommended such nominee. In reviewing and evaluating proposed nominees, the Nominating and Corporate Governance Committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by our Board of Directors from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed nominee, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board.

If the Nominating and Corporate Governance Committee decides to retain a third-party search firm to identify proposed nominees, it has sole authority to retain and terminate such firm and to approve any such firm’s fees and other retention terms.
Each nominee for election as director at the 2024 Annual Meeting is recommended by the Nominating and Corporate Governance Committee and is presently a director and standing for election by the stockholders. From time to time, the Company may pay fees to third-party search firms to assist in identifying and evaluating potential nominees, although no such fees have been paid in connection with nominations to be acted upon at the 2024 Annual Meeting.
Pursuant to our Bylaws, stockholders who wish to nominate persons for election to the Board of Directors at an annual meeting must be a stockholder of record at the time of giving the notice, entitled to vote at the meeting, present (in person or by proxy) at the meeting and must comply with the notice procedures in our Bylaws. A stockholder’s notice of nomination to be made at an annual meeting must be delivered to our principal executive offices not less than 90 days nor more than 120 days before the anniversary date of the immediately preceding annual meeting. However, if an annual meeting is more than 30 days before or more than 60 days after such anniversary date, the notice must be delivered no later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which the first public announcement of the date of such annual meeting was made. A stockholder’s notice of nomination may not be made at a special meeting unless such special meeting is held in lieu of an annual meeting. The stockholder’s notice must include the following information for the person making the nomination:
•	name and address;
•	the class and number of shares of the Company owned beneficially or of record;
•
disclosure regarding any derivative, swap or other transactions which give the nominating person economic risk similar to ownership of shares of the Company or provide the opportunity to profit from an increase in the price of value of shares of the Company;

•
any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship that confers a right to vote any shares of the Company;

•	any agreement, arrangement, understanding or relationship engaged in for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Company;
•	any rights to dividends or other distributions on the shares that are separate from the underlying shares;
•	any performance-related fees that the nominating person is entitled to based on any increase or decrease in the value of any shares of the Company;
•
a description of all agreements, arrangements or understandings by and between the proposing stockholder and another person relating to the proposed business (including an identification of each party to such agreement, arrangement or understanding and the names, addresses and class and number of shares owned beneficially or of record of other stockholders known by the proposing stockholder support such proposed business);

•
a statement whether or not the proposing stockholder will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all shares of capital stock required to approve the proposal or, in the case of director nominations, at least the percentage of voting power of all of the shares of capital stock reasonably believed by the proposing stockholder to be sufficient to elect the nominee; and

•	any other information relating to the nominating person that would be required to be disclosed in a proxy statement filed with the SEC.
With respect to proposed director nominees, the stockholder’s notice must include all information required to be disclosed in a proxy statement in connection with a contested election of directors or otherwise required pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

For matters other than the election of directors, the stockholder’s notice must also include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of the stockholder(s) proposing the business.
The stockholder’s notice must be updated and supplemented, if necessary, so that the information required to be provided in the notice is true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting.
The Board of Directors, a designated committee thereof or the chair of the meeting will determine if the procedures in our Bylaws have been followed, and if not, declare that the proposal or nomination be disregarded. The nominee must be willing to provide any other information reasonably requested by the Nominating and Corporate Governance Committee in connection with its evaluation of the nominee’s independence. There have been no material changes to the process by which stockholders may recommend nominees to our Board of Directors.
Stockholder Communications with the Board of Directors
Stockholders may send correspondence to the Board of Directors at our principal executive offices at the address set forth above. The Company will forward all correspondence addressed to the Board of Directors or any individual Board member. Stockholders may also communicate online with our Board of Directors as a group by accessing our website (https://bridgebio.com) and selecting the “Investors” tab and “Contact IR.”
Director Attendance at Annual Meetings
Directors are encouraged to attend the Annual Meeting. Seven of our directors then serving on our Board of Directors attended our 2023 annual meeting of stockholders.
Compensation Committee Interlocks and Insider Participation
During 2023, the members of our Compensation Committee included Messrs. Daniels, Hassan and Satvat, as well as Mr. Saunders until his resignation from the Board of Directors in March 2023. None of the members of our Compensation Committee was an officer or employee of the Company while serving on the Compensation Committee during 2023, a former officer of the Company, or had any other relationships with us requiring disclosure herein, except that Mr. Satvat serves as a Partner of Kohlberg Kravis Roberts & Co. L.P., which is an affiliate of KKR Genetic Disorder L.P., a holder of more than 5% of our outstanding common stock, and which is an affiliate of KKR Capital Markets LLC, which acted as an underwriter in connection with a registered sale of our common stock in March 2023 and as a placement agent in connection with a private placement of our common stock in September 2023. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
Director Compensation
Our Amended and Restated Director Compensation Policy (the “Amended Policy”) was approved by the stockholders on December 15, 2021 and is applicable from January 1, 2022 through December 31, 2025. The Amended Policy (i) provides for annual equity awards to each director who is not serving as our Chief Executive Officer (an “Outside Director”) of $550,000; an initial non-statutory stock option grant upon election at $1,200,000; and an annual cash retainer for membership on the Board of Directors by Outside Directors at $50,000; (ii) limits annual director compensation to $600,000 in calendar years subsequent to the calendar year in which an Outside Director is first elected to the Board of Directors; and (iii) continues the practice of no compensation to our Chief Executive Officer for service on the Board of Directors.
In 2023, our directors were eligible to receive the following cash retainers and equity awards pursuant to the Amended Policy:
Annual Cash Retainer for Board Membership	$50,000
Initial Non-Statutory Stock Option Grant upon Election	$1,200,000
Annual Non-Statutory Stock Option Grant	$550,000

Annual Retainer for Board Membership
Our policy, in effect during 2023, provided that each Outside Director would receive a cash retainer in the amount of $50,000 for general availability and participation in meetings and conference calls of our Board of Directors. No additional compensation would be paid for attending individual Board meetings, serving on committees of the Board of Directors or attending committee meetings. With respect to directors who join the Board of Directors during the calendar year, such amounts are expected to be pro-rated based on the number of calendar days served by such director.
Initial Equity Grant Upon Election
Our policy in effect during 2023 provided that, upon initial election to our Board of Directors, each Outside Director would receive an initial, one-time grant of a non-statutory stock option with a value of $1,200,000, with an exercise price per share equal to the closing price of a share of our common stock on the date of grant and a term of ten years, that vests in three equal annual installments over three years; provided, however, that all vesting ceases if the director resigns from our Board of Directors or otherwise ceases to serve as a director, unless the Board of Directors determines that the circumstances warrant continuation of vesting (the “Initial Grant”).
Annual Equity Grant
In addition, our policy in effect during 2023 provided that, on the date of each of our annual meetings of stockholders, each Outside Director who would continue as a member of our Board of Directors following such annual meeting and who had not received an Initial Grant in the same calendar year would receive a grant of a non-statutory stock option on the date of such annual meeting with a value of $550,000, with an exercise price per share equal to the closing price of a share of our common stock on the date of grant and a term of ten years, that vests in three equal annual installments over three years; provided, however, that all vesting ceases if the director resigns from our Board of Directors or otherwise ceases to serve as a director, unless the Board of Directors determines that the circumstances warrant continuation of vesting (the “Annual Grant”).
The Initial Grants and Annual Grants are subject to full accelerated vesting upon a “sale event,” as defined in the 2021 Amended and Restated BridgeBio Pharma, Inc. Stock Option and Incentive Plan (as amended from time to time, the “2021 Plan”).
The policy in effect during 2023 also provides that the aggregate amount of compensation, including both equity compensation and cash compensation, (i) awarded to any Outside Director in any calendar year shall not exceed $1,250,000 (or such other limits as may be set forth in the 2021 Plan or any similar provision of a successor plan), and (ii) awarded to any Outside Director for calendar years subsequent to the calendar year in which an Outside Director is first elected to the Board of Directors would not exceed $600,000 (or such other limit as may be set forth in the 2021 Plan or any similar provision of a successor plan).
Our Chief Executive Officer received no additional compensation for his service as a director.
We reimburse all reasonable out-of-pocket expenses incurred by our Outside Directors for their attendance at meetings of our Board of Directors or any committee thereof.

The following table presents the total compensation for each person who served as an Outside Director during the year ended December 31, 2023, pursuant to the Amended Policy. The compensation received by Dr. Kumar as Chief Executive Officer and as a named executive officer (“NEO”) is presented in “Executive Compensation—2023 Summary Compensation Table” below.
Name(1)	Fees earned or paid in cash ($)	Stock awards ($)(2)	Option awards ($)(2)	All other compensation ($)	Total ($)
Eric Aguiar, M.D.	50,000(3)	—	549,995	—	599,995
Jennifer E. Cook	50,000	—	549,995	—	599,995
Douglas A. Dachille	50,000	—	549,995	—	599,995
Ronald J. Daniels	50,000	—	549,995	—	599,995
Andrea J. Ellis	50,000	—	549,995	—	599,995
Fred Hassan	50,000(4)	—	549,995	—	599,995
Charles Homcy, M.D.	50,000	—	549,995	513,200(5)	1,113,195
Andrew W. Lo, Ph.D.	50,000(6)	—	549,995	—	599,995
Frank P. McCormick, Ph.D., F.R.S., D.Sc.	42,778(7)	—	1,199,999	500,000(8)	1,742,776
James C. Momtazee	50,000	—	549,995	—	599,995
Ali J. Satvat	50,000(9)	—	549,995	—	599,995
Randal W. Scott, Ph.D.	50,000	—	549,995	—	599,995
Hannah A. Valantine, M.D.	50,000	—	549,995	—	599,995
Brenton L. Saunders(10)	9,028(11)	—	—	—	9,028
Richard H. Scheller, Ph.D.(12)	7,222(13)	1,505,000(14)	—	502,400(15)	2,014,622
Note: Amounts may not total due to rounding.
(1)
As of December 31, 2023: Dr. Aguiar held outstanding options to purchase an aggregate of 390,617 shares of our common stock; Ms. Cook held outstanding options to purchase an aggregate of 407,701 shares of our common stock; Mr. Dachille held outstanding options to purchase an aggregate of 206,291 shares of our common stock; Mr. Daniels held outstanding options to purchase an aggregate of 286,871 shares of our common stock; Ms. Ellis held outstanding options to purchase an aggregate of 206,291 shares of our common stock; Mr. Hassan held outstanding options to purchase an aggregate of 206,291 shares of our common stock; Dr. Homcy held outstanding options to purchase an aggregate of 705,835 shares of our common stock, 9,683 shares of restricted stock and 3,760 restricted stock units; Dr. Lo held outstanding options to purchase an aggregate of 296,540 shares of our common stock; Dr. McCormick held outstanding options to purchase an aggregate of 453,392 shares of our common stock and 9,683 share of restricted stock; Mr. Momtazee held outstanding options to purchase an aggregate of 415,544 shares of our common stock; Mr. Satvat held outstanding options to purchase an aggregate of 550,021 shares of our common stock; Dr. Scott held outstanding options to purchase an aggregate of 296,540 shares of our common stock; Dr. Valantine held outstanding options to purchase an aggregate of 201,560 shares of our common stock; and Dr. Scheller held outstanding options to purchase an aggregate of 45,566 shares of our common stock, 1,192 shares of restricted stock and 78,196 restricted stock units.

(2)
In accordance with SEC rules, these columns reflect the aggregate grant date fair values of the stock awards and option awards, as applicable, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) for stock-based compensation transactions. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service vesting conditions. Assumptions used in the calculation of these amounts are included in Note 16 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. These amounts do not reflect the actual economic values that will be realized by the directors upon the exercise of the options, the lapse of our repurchase right on any shares of restricted stock, the vesting/settlement of restricted stock units or the sale of shares of our common stock underlying such awards.

(3)	All cash payments to Dr. Aguiar were made payable to Aisling Capital Management LP.
(4)	All cash payments to Mr. Hassan were made payable to HGN Services, LLC.
(5)
Includes cash compensation of $500,000 and $13,200 in Company matching of 401(K) contributions paid to Dr. Homcy in his role as Chairman of Pharmaceuticals of the Company. See section titled “Certain Relationships and Related Party Transactions.”

(6)
All cash payments to Dr. Lo were made payable to LoTech Partners, LLC. In addition, in 2023 we also paid to QLS Advisors, LLC (“QLS”), of which Dr. Lo is the co-founder and chairman, an aggregate amount of $199,999 in connection with consulting services provided by BioSF Global, a joint collaboration of QLS. See section titled “Certain Relationships and Related Party Transactions.”

(7)
Dr. McCormick was appointed to the Board of Directors, effective February 21, 2023. Cash payment represents the pro-rated annual retainer for membership on the Board of Directors commencing February 2023.

(8)
Includes cash payments to Dr. McCormick of $500,000 for his consulting service to the Company regarding matters relating to oncology and pipeline development matters. See section titled “Certain Relationships and Related Party Transactions.”

(9)
All cash payments to Mr. Satvat were made payable to KKR Genetic Disorder L.P. In addition, we also paid to KKR Capital Markets LLC, an affiliate of KKR Genetic Disorder L.P., (i) $0.5 million related to commissions for acting as a representative of underwriters in connection with our March 2023 underwritten public offering of our common stock and (ii) a commission of $1.8 million for acting as a placement agent in our September 2023 private placement of our common stock. See section titled “Certain Relationships and Related Party Transactions.”

(10)	Mr. Saunders resigned from the Board of Directors, effective as of March 6, 2023.
(11)	Includes pro-rated annual retainer for Mr. Saunders’ membership on the Board of Directors ended March 2023.
(12)	Dr. Scheller resigned from the Board of Directors, effective as of February 21, 2023, but has continued to serve as Chairman of Research and Development of the Company.
(13)	Includes pro-rated annual retainer for Dr. Scheller’s membership on the Board of Directors ended February 2023.
(14)
Represents the grant date fair value, calculated in accordance with FASB ASC Topic 718, of 100,000 restricted stock units granted to Dr. Scheller in April 2023 after he resigned from the Board of Directors in February 2023. The restricted stock unit grant to Dr. Scheller was for his services to the Company in his role as Chairman of Research and Development of the Company. See section titled “Certain Relationships and Related Party Transactions.”

(15)
Includes cash compensation of $500,000 and a medical waiver valued at $2,400 paid to Dr. Scheller in his role as Chairman of Research and Development of the Company. See section titled “Certain Relationships and Related Party Transactions.”

Vote Required
The five (5) nominees are elected by a plurality of the votes properly cast and will serve until the date of the annual meeting of stockholders following the year ending December 31, 2026 and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal. If a quorum is present, the five (5) director nominees receiving the highest number of “FOR” votes, submitted virtually at the Annual Meeting or by proxy, will be elected as directors. If nominees are unopposed, election requires only a single “FOR” vote. Votes withheld and broker non-votes will have no effect on the vote for this proposal.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE FIVE (5) DIRECTOR NOMINEES LISTED ABOVE.

EXECUTIVE OFFICERS
The following is information for our executive officers, as of March 31, 2024.
Name	Age	Position
Neil Kumar Ph.D.	45	Chief Executive Officer, President and Board of Director
Brian C. Stephenson, Ph.D., CFA	43	Chief Financial Officer and Secretary
Biographical information for Neil Kumar, Ph.D. is included above with the director biographies under the caption “Current Directors.”
Brian C. Stephenson, Ph.D., CFA, has served as our Chief Financial Officer since October 2018. Prior to joining us, Dr. Stephenson served as Partner and the Head of Life Sciences for Capital IP Investment Partners, a special situation investment fund, from 2015 to 2018. From 2011 to 2014, Dr. Stephenson was at Leerink Partners, an investment bank. Prior to that, Dr. Stephenson was at McKinsey & Company from 2007 to 2011. He received his Ph.D. and M.S. degrees in chemical engineering from the Massachusetts Institute of Technology and his B.S. in chemical engineering from Brigham Young University. Dr. Stephenson is also a Chartered Financial Analyst charterholder.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following Compensation Discussion and Analysis (“CD&A”) describes the philosophy, objectives, and structure of our 2023 executive compensation program, and includes discussion and background information regarding the compensation of our NEOs listed below, who are also our only Section 16 officers. This CD&A is intended to be read in conjunction with the tables immediately following this section, which provide further historical compensation information.
Named Executive Officer	Title
Neil Kumar, Ph.D.	Chief Executive Officer and President (our “CEO”)
Brian Stephenson, Ph.D., CFA	Chief Financial Officer and Secretary (our “CFO”)
Executive Summary
BridgeBio Pharma, Inc. is a commercial-stage biopharmaceutical company founded to discover, create, test, and deliver transformative medicines to treat patients who suffer from genetic diseases and cancers with clear genetic drivers. Our pipeline of development programs ranges from early science to advanced clinical trials. BridgeBio was founded in 2015 and our team of experienced drug discoverers, developers and innovators are committed to applying advances in genetic medicine to help patients as quickly as possible. Since inception, we have created 17 Investigational New Drug applications (“INDs”) and had two products approved by the U.S. Food and Drug Administration (“FDA”). We work across over 20 disease states at various stages of development. Several of our programs target indications that we believe present the potential for our product candidates, if approved, to target portions of market opportunities of at least $1.0 billion in annual sales.
2023 Business and Financial Highlights
In 2023, BridgeBio advanced multiple priority clinical programs while also strengthening our financial position and business operations. We delivered positive Phase 3 data and submitted a New Drug Application (“NDA”) for acoramidis for transthyretin amyloid cardiomyopathy (“ATTR-CM”) to the FDA. Four other clinical programs delivered positive data, including two of our priority programs for low-dose infigratinib for achondroplasia and BBP-418 for limb girdle muscular dystrophy type 2I (LGMD2I). We dosed our first patients in four trials and cleared INDs for two programs for which we intend to initiate clinical trials in 2024. Furthermore, we significantly strengthened our statement of financial position by raising $449.8 million from various equity financings in 2023 as disclosed in our 2023 Annual Report on Form 10-K, which laid the foundation for us to successfully refinance our senior secured credit, extend the maturity of our new senior secured credit, and secure $500 million in cash from a royalty agreement for acoramidis. We had cash, cash equivalents and restricted cash as of December 31, 2023 of $392.6 million as disclosed in our 2023 Annual Report on Form 10-K. We continued to pursue partnerships to strengthen our portfolio, including finalizing a strategic collaboration with National Resilience, Inc. to support our gene therapy manufacturing. This progress across our clinical programs and the efforts to strengthen our financial position enabled our company to deliver one-year total returns of greater than 400% to our stockholders in 2023 while maintaining a total equity overhang below the median of our 2023 peer companies.
Consistent with our “pay for performance” philosophy, we continue to set executive compensation so that a significant portion is based on “at-risk” payments to maintain alignment between the interests of our executive officers and stockholders. Almost all compensation was “at risk” for our senior executives, including our NEOs.

Overview of 2023 Compensation Outcomes
We continue to reward our NEOs with competitive compensation packages that we believe directly align pay and pay outcomes with performance. The caliber of our performance in the areas of research, clinical, and regulatory milestones drives our compensation structure, specifically the degree to which our NEOs are granted equity awards and earn cash bonuses. Our Compensation Committee regularly examines our compensation program both from a design and pay outcome perspective. In line with our corporate performance in 2023, the Compensation Committee considered how our incentives provided appropriate levels of compensation given our performance and growth stage. In 2023, we set 94% of our CEO and 90% of our CFO compensation at risk in the form of performance-based bonuses and time-based equity awards to align the interests of our NEOs and stockholders.

Key decisions impacting 2023 “at risk” NEO compensation included:
•
Annual Performance-Based Bonus – Our Compensation Committee and Board of Directors considered the totality of Company and individual performance, and applied discretion in determining the annual performance bonus for our NEOs. For 2023, our Board of Directors determined that we had a successful performance across scientific, clinical, and business priorities. As a result, our Compensation Committee determined that it was appropriate for our CFO to receive a bonus equal to 100% of target bonus percentage and for our CEO to receive a bonus equal to 150% of target bonus percentage.

•
Long-term Incentives: 2023 Equity “Refresh” Award – The annual stock option grant and restricted stock unit (“RSU”) grants to our NEOs in February 2023 served as their 2023 annual refresh equity, focused primarily on aligning NEO financial incentives with shareholder interests and served as an additional retentive purpose. These awards reflect our equity guidelines and are based on market data provided to us by our compensation consultant.

Stockholder Advisory Vote on Named Executive Officer Compensation
At the 2023 annual meeting of stockholders, our stockholders cast non-binding, advisory votes on the compensation of our NEOs, commonly referred to as a “say-on-pay” vote. 77.7% of the votes cast by our stockholders on the matter were in favor of our 2022 compensation program. Our Board of Directors and Compensation Committee considered the results of the say-on-pay vote. The Compensation Committee appreciated this support and believes it indicates that our stockholders are supportive of the current executive compensation structure and policies. As such, our Compensation Committee made no changes to our 2023 executive compensation program as a result of the say-on-pay vote.
Further, our Board of Directors has elected to conduct the say-on-pay vote annually, thereby giving our stockholders the opportunity to provide feedback on the compensation of our NEOs each year. We will be conducting our annual say-on-pay vote as described in Proposal 2 of this proxy statement at our 2024 annual meeting of stockholders. Our Board of Directors and our Compensation Committee will consider the outcome of the say-on-pay vote, as well as feedback received throughout the year, when making compensation decisions for our NEOs in the future.
Compensation Philosophy and Objectives
We believe that small teams of exceptional performers will most effectively achieve our mission. Human performance in creative work follows a pareto distribution, where relatively few top performers drive outsized productivity and value. We maximize return on human capital investment by enabling these small teams to perform with autonomy in a decentralized environment with limited bureaucracy. Our total shareholder return of greater than 400% and our total overhang below median of our peer group in 2023 reinforce the power of this approach. Specifically, our compensation program is designed to:
•
Harness the power of top performers to drive outsized impact relative to our investment in talent, which increases our probability of success in technical programs and maximizes value for stockholders;

•	Attract and retain top performers at all levels who contribute to our long-term success;
•	Focus total rewards on what really matters to our team members; and
•	Directly tie rewards to performance through a long-term incentive compensation program that pays out when we achieve specified value inflection points.
Compensation Determination Process
Role of the Compensation Committee
Our Compensation Committee is responsible for the executive compensation programs for our executive officers and reports to our Board of Directors on its discussions, decisions, and other actions.
Our Board of Directors, upon recommendation from our Compensation Committee, establishes the annual compensation, including base salaries, performance-based bonuses, and equity awards for our CEO. For our CFO, our Compensation Committee solicits and considers evaluations by and recommendations from our CEO and either approves or recommends our CFO compensation to our Board of Directors for approval. In the case of our CEO, the evaluation of his performance is conducted by our Board of Directors (outside of the presence of our CEO) upon recommendation from our Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For both our CEO and CFO, as part of its deliberations, our Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, company stock performance data, analyses of historical executive compensation levels, and current Company-wide compensation levels and recommendations of our Compensation Committee’s independent compensation consultant including analyses of executive compensation paid at other companies identified by the compensation consultant.
Role of CEO & Management
Our CEO makes recommendations to our Compensation Committee for the respective “C-suite” officers that report to him and typically attends Compensation Committee meetings. Our CEO makes such recommendations (other than with respect to his own compensation) regarding base salary, and short-term and long-term compensation, including equity awards, for our C-suite officers based on our results, a C-suite officer’s individual contribution toward these results, the C-suite officer’s role, and performance of his or her duties and his or her achievement of individual goals. Our Compensation Committee then reviews the recommendations and other data, including various compensation survey data and publicly-available data of our peers, and recommends the target total direct compensation and each element of compensation to our Board of Directors for approval. Our CEO has the authority to approve, in consultation with our Compensation Committee, such compensation for our C-suite officers who are not “officers” (as defined in Section 16 of the Exchange Act). Our Board of Directors, at the recommendation of our Compensation Committee, has also delegated to our CEO the authority to determine and approve the cash and equity compensation payable to employees and consultants of the Company and our subsidiaries who are not “officers” (as defined in Section 16 of the Exchange Act). The aggregate amount of compensation our CEO had the authority to approve in 2023 pursuant to the foregoing delegations did not exceed approximately $142.4 million, and the aggregate number of shares of our common stock issuable pursuant to equity awards that may be granted under the 2021 Plan did not exceed 4,500,000 shares.
While our CEO typically attends Compensation Committee meetings, our Compensation Committee meets outside the presence of our CEO when discussing his compensation and when discussing certain other matters.
Role of Compensation Consultant
Our Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our executive compensation program and related policies. In deciding the compensation for 2023, our Compensation Committee engaged the services of Compensia to conduct a review and analysis of our executive compensation compared with current competitive market practices and a peer group of companies. Compensia’s review, which consisted of an analysis of our compensation practices against prevailing market practices of identified peer group companies and broader industry trends, analyzed the target total direct compensation of our executive officers and was based on an assessment of market trends through analysis of available public information. Compensia reported directly to our Compensation Committee.
During 2023, Compensia did not provide services to us other than the services to our Compensation Committee described herein. Our Compensation Committee has assessed the independence of Compensia according to the six factors mandated by SEC and Nasdaq listing standards. After conducting this assessment and considering any potential conflicts of interest, our Compensation Committee concluded that the continued engagement of Compensia did not raise any conflict of interest and did not adversely affect Compensia’s independence.
Compensation Peer Group
In making 2023 compensation decisions, our Compensation Committee reviewed competitive market data for each NEO’s position, compiled by Compensia using Radford compensation survey data and other publicly available data. For this compensation peer group, our Compensation Committee reviewed similar companies with respect to sector, stage of development, and market capitalization that were ultimately chosen based on these characteristics and others including:
•	Sector – U.S.-based, publicly-traded biotech companies with a focus on metabolic or oncology therapeutic areas;
•	Stage – Lead drug in late-stage pre-commercial and early-stage commercial; and
•	Market Capitalization – $0.5 billion to $4.5 billion market capitalization range (0.3 to 3.0 times of the Company’s then current market capitalization of approximately $1.5 billion).

Based on the above criteria, Compensia proposed and our Compensation Committee approved the following compensation peer group in late 2022 which was used as a reference in its deliberations for its 2023 pay decisions:
Allogene Therapeutics, Inc.	Amicus Therapeutics, Inc.
Apellis Pharmaceuticals, Inc.	Blueprint Medicines Corporation
Deciphera Pharmaceuticals, Inc.	FibroGen, Inc.
Intercept Pharmaceuticals, Inc.	Iovance Biotherapeutics, Inc.
Nektar Therapeutics	PTC Therapeutics, Inc.
Recursion Pharmaceuticals, Inc.	Relay Therapeutics, Inc.
Revolution Medicines, Inc.	Travere Therapeutics, Inc.
Ultragenyx Pharmaceutical Inc.
Our Compensation Committee conducts an annual review of the peer group to ensure that the underlying criteria for peer selection remains appropriate, with the goal of ensuring that we consider companies that have profiles similar to us and removing companies that have been acquired in the interim.
As guidelines for our executive officers, we set target cash compensation, when considering base salary and performance-based bonus opportunities, and long-term incentive compensation, delivered through equity awards, by generally referencing the compensation paid to executives at the companies within our compensation peer group. When evaluating peer group compensation data for NEO compensation decisions, our Compensation Committee reviews the 25th, 50th, 75th, and 90th percentiles of the competitive market data as reference points. Our Compensation Committee then makes a recommendation to the Board of Directors for NEO compensation based on individual performance, company performance, and satisfaction of its retention objectives. Our Compensation Committee does not assign relative weights or rankings to these factors, and does not consider any single factor as determinative in the compensation of our executive officers.
Pay Components
Our Compensation Committee has developed an executive compensation program that consists of three principal elements.
Base Salary
Base salaries are fixed annual cash compensation established and reviewed annually with consideration for individual responsibilities and experience, competitive market data, and individual contributions. Base salaries are set to be competitive within our industry and are important in attracting and retaining talented executive officers.

Annual Performance-based Bonus
The annual performance-based bonus opportunity is a variable, cash incentive program. It is intended to motivate and reward our executive officers for the achievement of key strategic goals of the Company. In determining the annual performance-based bonus for our CEO and CFO, our Compensation Committee reviews corporate performance and considers whether there have been any other extraordinary factors that should be considered in determining the amount of bonus earned for the year. Our Compensation Committee then makes a recommendation to our Board of Directors on the bonus amount based on the totality of Company and individual performance.

Long-Term Equity Incentives
Long-term incentive compensation in the form of equity awards incentivizes our executive officers to create sustainable long-term stockholder value, while also providing a retention vehicle for our top executive talent and promoting an ownership culture. Equity awards are granted in the form of time-based stock options and/or RSU awards. These awards are typically granted on an annual basis.

From time to time, our Compensation Committee may determine it is in the Company’s best interest to use other award types, such as performance-based or milestone achievement equity awards, to drive the achievement of specific performance outcomes. Our Compensation Committee did not use these options or other award types for NEO compensation for 2023.

Overview of Compensation Program Governance
What We Do	What We Don’t Do
Pay for performance - structure a substantial portion of pay to be “at risk” and based on Company and individual performance	No excise tax reimbursement or “gross ups” in the event of a change in control

Maintain a long-term strategic plan for equity compensation and avoid undue emphasis on short-term value creation	No significant health and welfare benefits or perquisites that are not available to all employees

Retain an independent compensation consultant	No hedging or pledging of securities

Review compensation peer group and analyze peer company executive pay regularly	No retirement programs other than our Section 401(k) retirement savings plan

Maintain an independent Compensation Committee

Conduct an annual say-on-pay vote

Maintain a compensation clawback policy
Base Salary
In setting and/or recommending, as applicable, base salaries for our NEOs, our Compensation Committee considers such individual’s qualifications, experience, scope of responsibilities, performance, and competitive market data from other companies for similar positions within the industry. In making decisions regarding base salary increases, we draw upon the experience of members of our Compensation Committee. We also draw upon the expertise of our Compensation Committee’s compensation consultant, which provides comparative compensation data from similarly sized companies in our industry. For 2023, Compensia provided us with such comparative compensation data. Our Compensation Committee does not apply specific formulas to determine base salary increases. This strategy is consistent with our intent of offering base salaries that are cost-effective while remaining competitive.
Name	2022 Base Salary	2023 Base Salary	% Change
Neil Kumar, Ph.D.	$1,106,000	$742,000	(33)%
Brian Stephenson, Ph.D., CFA	$650,000	$650,000	0%
For 2023, our Board of Directors approved the same base salary for our CFO and a decrease in base salary of 33% for our CEO based on an evaluation of third-party market compensation data and recommendations from Compensia. The Board of Directors’ approval of base salary to our CEO in 2023 was to align his base salary with those of executives in similar positions within our compensation peer group for 2023. The 2023 base salary amounts were effective as of January 1, 2023.
Annual Performance-Based Cash Bonus
In addition to base salaries, our NEOs are eligible to receive annual performance-based cash bonuses, which are designed to provide appropriate incentives to our executive officers to achieve corporate objectives and individual accomplishments, and to reward our executive officers who significantly impact our results.

Each NEO has a target annual performance-based cash bonus represented as a percentage of base salary, or a target bonus percentage, each of which is set forth below. For 2023, our CEO’s target bonus percentage was decreased from 100% to 70%, based on recommendations from Compensia as necessary to be competitive with our 2023 compensation peer group. Our Compensation Committee did not make a change to our CFO’s target bonus percentage for 2023:
Name	2023 Base Salary	2023 Target Bonus (% of base salary)	2023 Target Bonus ($)
Neil Kumar, Ph.D.	$742,000	70%	$519,400
Brian Stephenson, Ph.D., CFA	$650,000	75%	$487,500
Our Compensation Committee and our Board of Directors review our Company’s corporate performance and consider whether there have been any other extraordinary factors that should be considered in determining the amount of bonus earned for the year. The actual amount of bonus compensation that is earned by our NEOs is a discretionary determination made by our Board of Directors based on the recommendation of our Compensation Committee. Our Board of Directors believes that it can responsibly discharge its duties by maintaining discretion to evaluate corporate performance at the close of the year based on the totality of the circumstances and exercise the discretion to award or not award bonus compensation without reliance on rote calculations under set formulas. Payouts of earned bonuses, if any, are generally made in the year following the year of performance, subject to continued employment on the bonus payment date.
For 2023, our Board of Directors determined that our Company had successful performance across scientific, clinical, and business priorities. On the clinical development front, our Company delivered positive Phase 3 data and submitted an NDA for acoramidis for ATTR-CM to the FDA, delivered positive data from four other clinical programs, dosed our first patients in four other clinical trials, and cleared INDs for two programs for which we intend to initiate clinical trials in 2024. On the business side, we significantly strengthened our statement of financial position by raising $449.8 million from various equity financings in 2023 as disclosed in our 2023 Annual Report on the Form 10-K. Based on our Company’s strong performance in 2023 across clinical programs and our broader business success, which collectively delivered a one-year TSR percentage of greater than 400%, our Compensation Committee and Board of Directors decided to pay 150% of the target performance bonus to our CEO, recognizing his strong individual performance in leading our Company’s achievements in 2023. Our Compensation Committee and Board of Directors decided to pay 100% of the target performance bonus to our CFO, recognizing his strong individual performance related to strengthening our financial position from the equity financings and ensuring adequate cash resources to fund our planned operations, strengthening internal operations and controls, and building cross-organization and cross-function capabilities.
Name	2023 Target Bonus ($)	2023 Bonus Payout ($)	2023 Bonus Payout (% of bonus target)
Neil Kumar, Ph.D.	$519,400	$779,100	150%
Brian Stephenson, Ph.D., CFA	$487,500	$487,500	100%
Long-term Incentive Program
Our long-term incentive compensation awards are designed to align the interests of our NEOs with the interests of our stockholders. We believe that equity compensation is an integral component of our efforts to attract and retain exceptional executives, senior management, and other employees at this critical point in our trajectory. The total value of equity awarded as well as the split between options and RSUs is recommended by our Compensation Committee to the full Board of Directors, taking into consideration Compensia’s recommendation and analysis of our compensation peer group.
The following table summarizes the equity grants to our NEOs in 2023:
Name	2023 Refresh RSUs and Stock Options (grant date)	2023 Refresh RSU (# of shares)	2023 Refresh Stock Options (# of shares)	Strike Price of 2023 Refresh Stock Options ($)
Neil Kumar, Ph.D.	2/10/2023	536,704	624,652	$11.41
Brian Stephenson, Ph.D., CFA	2/10/2023	277,893	323,431	$11.41

The 2023 annual option grants vest monthly in equal increments over a four-year period following the vesting commencement date of February 10, 2023, subject to the NEO’s continued services with us through each vesting date. The 2023 annual RSU awards vest with respect to 1/16th of the underlying shares on May 16, 2023 and thereafter 1/16th of the underlying shares vest on a quarterly basis, subject to the NEO’s continued service through each vesting date. Additional details regarding these options are set forth in the “Grants of Plan-Based Awards for Fiscal Year 2023 Table” and the “Outstanding Equity Awards at 2023 Fiscal Year End Table” below.
Severance Arrangements
In addition to base salaries, annual performance-based cash bonuses and long-term incentive compensation awards, our employees, including our executive officers, are eligible to receive certain payments and/or benefits upon qualifying terminations of employment from the Company, both in connection with and unrelated to a change in control. We consider it essential and in the best interests of our stockholders to foster the continuous employment of our executive officers. Accordingly, we believe that reasonable and competitive post-employment compensation arrangements are an important part of an executive compensation program to attract and retain highly qualified executive officers. Our NEOs are party to offer letters with the Company that provide certain payments and benefits upon a qualified termination event not in connection with a change in control. Our philosophy is that outside of a change in control context, severance protections are only appropriate in the event an executive officer is involuntarily terminated by us without cause or if the executive voluntarily resigns for good reason, and such protections are only provided upon the executive officer’s execution of an effective release of claims. The Compensation Committee determined that such payments and benefits are necessary to recruit and retain top talent and to align with market norms.
We also believe that the occurrence or potential occurrence of a change in control will create uncertainty regarding the continued employment of our executive officers. In order to encourage them to remain employed with us during an important time when their prospects for continued employment following a change in control transaction are often uncertain, we provide our NEOs, through their offer letters and the Company’s change in control policy, with the opportunity to receive additional severance protections during a change in control protection period, including certain cash payments, equity acceleration and/or other benefits, subject to the executive officer’s execution of an effective release of claims. The primary purpose of these arrangements is to keep our executive officers focused on pursuing potential corporate transactions that are in the best interests of our stockholders regardless of whether those transactions may impact their own job security. The enhanced severance benefits are “double trigger” because a change in control alone (except, in the case of equity awards, when such awards are not assumed, continued or substituted by the successor in connection with the change in control) cannot trigger such payments and benefits. Rather, such enhanced severance benefits are triggered only if there is a qualifying termination of an NEO’s employment within the change in control protection period. In the case of the acceleration of vesting of outstanding equity awards, we use this double-trigger arrangement to protect against the loss of retention value following a change in control of the Company and to avoid windfalls, both of which could occur if vesting of equity-based awards accelerated automatically as a result of the transaction. We believe that the severance benefits provided to our NEOs are appropriate in light of the severance protections available to similarly-situated executive officers at our peer companies and are an important component of each executive officer’s overall compensation as they help us to attract and retain our key executives who could have other job alternatives that may appear to them to be more attractive absent these protections.
For a full description of the severance arrangements applicable to our NEOs, please see our “Employment Arrangements with our Named Executive Officers” and “Potential Payments on Termination or Change in Control Table” below.
Additional Compensation Policies and Practices
Health and Welfare Benefits
Our NEOs are eligible to participate in all our employee benefit plans, including our medical, dental, vision, group life and disability insurance plans, in each case on the same basis as our other full-time employees. We pay the premiums for term life insurance and disability insurance for all our employees, including our NEOs. We provide a Section 401(k) retirement savings plan for all our eligible employees, including our NEOs, and make matching contributions, as described in the section below entitled “401(k) Plan.”

Perquisites
We provided limited perquisites to our NEOs in 2023, consisting primarily of commuting expenses and other de minimis personal benefits. We believe that providing such perquisites was appropriate to assist our NEOs in the performance of their duties.
401(k) Plan
All of our full-time employees in the United States, including our NEOs, are eligible to participate in our Section 401(k) plan, which is a retirement savings defined contribution plan established in accordance with Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”). In 2023, we made matching contributions into the Section 401(k) plan on behalf of participants, matching 100% of participant contributions up to 3% of eligible compensation and 50% of participant contributions above that level up to 5% of eligible compensation. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee.
Anti-Hedging and Pledging Policy
Our insider trading policy expressly prohibits each of our directors, officers (as defined in Section 16 of the Exchange Act) and certain designated employees (“Insiders”) from engaging in any speculative transaction designed to decrease the risks associated with holding our securities, including short sales, hedging or similar transactions. Similarly, we prohibit Insiders from pledging any of our securities as collateral for loans or using our securities as collateral in a margin account.
Compensation Clawback Policy
Our board has adopted a compensation clawback policy, which became effective on October 2, 2023. The clawback policy establishes the circumstances and procedures under which we may recover erroneously awarded incentive-based compensation from our current or former executive officers in accordance with the Nasdaq listing standards and Rule 10D-1 under the Exchange Act. Specifically, we may recover erroneously awarded incentive-based compensation (including cash or equity compensation) from our current or former executive officers under certain circumstances if we are required to restate our financial results due to material noncompliance with any financial reporting requirement under the securities laws. The policy is administered by our Compensation Committee, while our Board of Directors has exclusive authority to authorize the preparation of a financial restatement, unless otherwise mandated by a court or regulatory entity. The full text of the clawback policy was included as Exhibit 97 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Accounting for Share-Based Compensation
We account for share-based compensation in accordance with the requirements of FASB ASC Topic 718. This accounting treatment has not significantly affected the executive compensation decisions of the Compensation Committee and the Board of Directors.
Deductibility of Executive Compensation
The Compensation Committee takes into consideration the tax consequences of compensation to our NEOs, but tax considerations are not a significant part of our executive compensation policy which limits the deductibility of certain compensation to highly compensated executives. To maintain flexibility to compensate our executive officers in a manner designed to promote our short-and long-term corporate goals, the Compensation Committee and Board have not adopted a policy that all compensation must be deductible. The Compensation Committee and Board believe that our stockholders’ interests are best served if their discretion and flexibility in awarding compensation are not restricted in order to allow such compensation to be consistent with the goals of our executive compensation program, even though some compensation awards may result in non-deductible compensation expenses. Consequently, the Compensation Committee and/or Board will not necessarily limit executive compensation to that which is or may be deductible under Section 162(m) of the Code.

Report of the Compensation Committee
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the Annual Meeting and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Compensation Committee
Fred Hassan, Chair
Ronald J. Daniels
Ali J. Satvat

2023 Summary Compensation Table
The following table provides information regarding the total compensation awarded to, earned by, and paid to our NEOs for services rendered to us in all capacities for the years ended as set forth below.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Neil Kumar, Ph.D. Chief Executive Officer	2023	742,000	779,100	6,123,793	4,499,993	13,740(3)	12,158,626
	2022	1,106,000	940,100	4,571,519	—	56,818	6,674,437
	2021	725,000	—	2,638,134	22,230,967	32,858	25,626,959
Brian Stephenson, Ph.D., CFA Chief Financial Officer	2023	650,000	487,500	3,170,759	2,329,997	13,740(3)	6,651,996
	2022	650,000	487,500	1,807,692	—	12,200	2,957,392
	2021	600,000	225,000	1,442,224	6,398,473	11,600	8,677,297
(1)
The bonus amounts reported reflect the discretionary cash bonuses earned by the NEOs, and determined by our Board of Directors, for the applicable fiscal year, which was based on several factors, including our Company’s and our NEOs’ performance during such fiscal year.

(2)
In accordance with SEC rules, these columns reflect the aggregate grant date fair values of the stock awards and option awards, as applicable, granted during the applicable fiscal year, computed in accordance with FASB ASC Topic 718 for stock-based compensation transactions. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service vesting conditions. Assumptions used in the calculation of these amounts are included in Note 16 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. These amounts do not reflect the actual economic value that will be realized by the named executive officers upon the exercise of the options, the lapse of our repurchase right on any shares of restricted stock, the vesting/settlement of restricted stock units or the sale of shares of our common stock underlying such awards.

(3)	The amount reported represents $13,200 for employer matching contributions received under the Company’s 401(k) plan and $540 in imputed income for parking for each of Drs. Kumar and Stephenson.
Grants of Plan-Based Awards for Fiscal Year 2023 Table
The following table sets forth the individual awards made to each of our NEOs during 2023. For a description of the types of awards indicated below, please see our “Compensation Discussion and Analysis” above.
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Share)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Neil Kumar, Ph.D.	2/10/2023		624,652	11.41	4,499,993
	2/10/2023	536,704			6,123,793
Brian Stephenson, Ph.D., CFA	2/10/2023		323,431	11.41	2,329,997
	2/10/2023	277,893			3,170,759
(1)
The amounts shown represent time-based RSUs granted pursuant to the 2021 Plan, which amounts will be payable in shares of our common stock if the service-based conditions for such time-based RSUs are met. The vesting schedules for such time-based RSUs are set forth in the “Outstanding Equity Awards at 2023 Fiscal Year End Table” below.

(2)
The amounts shown represent time-based stock options granted pursuant to our 2021 Plan. The vesting schedules for such time-based stock options are set forth in the “Outstanding Equity Awards at 2023 Fiscal Year End Table” below.

(3)	Based on the closing price per share of our common stock as reported by the Nasdaq Global Select Market on the date of grant.
(4)
The amounts represent the aggregate grant date fair values of the stock awards and option awards, as applicable, granted during 2023, computed in accordance with FASB ASC Topic 718 for stock-based compensation transactions. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service vesting conditions. Assumptions used in the calculation of these amounts are included in Note 16 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. These amounts do not reflect the actual economic value that will be realized by the named executive officers upon the exercise of the options, the lapse of our repurchase right on any shares of restricted stock, the vesting/settlement of restricted stock units or the sale of shares of our common stock underlying such awards.

Outstanding Equity Awards at 2023 Fiscal Year End Table
The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2023:
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)
Neil Kumar, Ph.D.	06/26/2019	1,742,882(2)	—	$ 17.00	06/26/29	—	—
	07/01/2019	—	—	—	—	63,571(3)	$2,566,361
	06/03/2020	516,732	73,819(4)	$ 28.86	06/02/30	—	—
	06/03/2020	—	—	—	—	10,259(5)	$414,156
	02/10/2021	160,062	65,909(6)	$ 68.87	02/09/31	—	—
	02/10/2021	—	—	—	—	11,971(7)	$483,269
	12/03/2021	393,036	393,036(8)	$ 38.62	12/02/31	—	—
	03/16/2022	—	—	—	—	61,182(9)	$2,469,917
	02/10/2023	130,135	494,517 (10)	$11.41	2/09/33	—	—
	02/10/2023	—	—	—	—	436,072(11)	$ 17,604,227
Brian Stephenson, Ph.D., CFA	06/26/2019	516,670(2)	—	$ 17.00	06/26/29	—	—
	07/01/2019	—	—	—	—	608(3)	$24,545
	06/03/2020	172,243	24,607(4)	$ 28.86	06/02/30
	06/03/2020	—	—	—	—	3,420(5)	$138,065
	02/10/2021	52,020	21,420(6)	$ 68.87	02/09/31	—	—
	02/10/2021	—	—	—	—	3,891(7)	$157,080
	12/03/2021	105,682	105,684(8)	$ 38.62	12/02/31	—	—
	12/03/2021	—	—	—	—	7,572(12)	$305,682
	03/16/2022	—	—	—	—	24,193(9)	$976,671
	02/10/2023	67,381	256,050(10)	$11.41	2/09/33	—	—
	02/10/2023	—	—	—	—	225,789(11)	$9,115,102
(1)	Based on a price of $40.37 per share, which was the closing price per share of our common stock as reported by the Nasdaq Global Select Market on December 29, 2023, the last trading day of 2023.
(2)	Represents fully vested shares subject to such stock option award.
(3)
Represents shares of restricted common stock that were issued in exchange for common units in BridgeBio Pharma LLC in connection with the reorganization of our corporate structure on July 1, 2019 (the “Reorganization”). The shares fully vested on February 12, 2024.

(4)
The shares underlying this stock option award vest as follows: 1/48th of the shares vest on a monthly basis following the vesting commencement date of June 3, 2020, subject to the grantee’s continuous service through each such vesting date.

(5)
Represents restricted stock units that vest in equal quarterly installments for four years following the vesting commencement date of May 16, 2020, subject to the grantee’s continuous service through each such vesting date.

(6)
The shares underlying this stock option award vest in equal monthly installments over four years following the vesting commencement date of February 10, 2021, subject to the grantee’s continuous service through each such vesting date.

(7)
Represents restricted stock units that vest in equal quarterly installments for four years following the vesting commencement date of February 16, 2021, subject to the grantee’s continuous service through each such vesting date.

(8)
The shares underlying this stock option award vest as follows: 1/4th of the shares vested on December 3, 2022, and the remaining shares vest in equal monthly installments thereafter for the next three years, subject to the grantee’s continuous service through each such vesting date.

(9)	Represents restricted stock units that fully vested with respect to the underlying shares on February 16, 2024.
(10)
The shares underlying this stock option award vest as follows: 1/48th of the shares vest on a monthly basis following the vesting commencement date of February 10, 2023, subject to the grantee’s continuous service through each such vesting date.

(11)
Represents restricted stock units that vested with respect to 1/16th of the underlying shares on May 16, 2023, and vest with respect to 1/16th of the underlying shares in equal quarterly installments thereafter, subject to the grantee’s continued service through each vesting date.

(12)
Represents restricted stock units that vested with respect to 1/4th of the underlying shares on November 16, 2022, and vest with respect to 1/12th of the remaining underlying shares in equal quarterly installments thereafter, subject to the grantee’s continuous service through each such vesting date.

Option Exercises and Stock Vested in Fiscal Year 2023 Table
The following table sets forth the number of shares of our common stock acquired and the value realized upon vesting of restricted stock and restricted stock unit awards during the fiscal year ended December 31, 2023 by each of our NEOs. None of our NEOs exercised options during the fiscal year ended December 31, 2023.
	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Neil Kumar, Ph.D.	756,874	$ 15,988,728
Brian C. Stephenson, Ph.D., CFA	215,379	$4,674,025
(1)
The value realized upon vesting of restricted stock and restricted stock units is calculated by multiplying (i) the number of shares of restricted stock and restricted stock units vested by (ii) the closing market price of our common stock on the vesting date. The value does not necessarily reflect the actual proceeds received.

Employment Arrangements with our Named Executive Officers
We have entered into a written employment offer letter with each of our NEOs. These agreements set forth the basic terms and conditions of employment, including initial base salary, initial equity awards, eligibility to participate in our standard employee benefits plans, the at-will employment relationship and, in certain cases, a one-time signing bonus. These agreements also require that each NEO execute our standard employee confidentiality and assignment agreement.
Neil Kumar, Ph.D.
On December 14, 2017, we, through our wholly-owned subsidiary, BridgeBio Services, Inc. (the “Services Company”), entered into an offer letter with Dr. Kumar, who currently serves as our Chief Executive Officer. The offer letter provides for Dr. Kumar’s “at-will” employment and sets forth his initial annual base salary, initial target annual performance-based cash bonus opportunity, and his eligibility to participate in our employee benefit plans generally. In the event of a termination of his employment by the Services Company without “cause” or Dr. Kumar’s resignation from employment with the Services Company for “good reason” (as such terms are defined in the offer letter), in either case subject to Dr. Kumar’s execution of an effective release of claims in favor of the Company, Dr. Kumar will be entitled to the following severance payments and benefits: (i) a lump sum payment equal to 12 months of his then-current base salary; (ii) a pro-rated bonus based on Company and individual performance for the year of termination; and (iii) up to 12 months of COBRA reimbursements for Dr. Kumar and his dependents. Dr. Kumar is subject to the Services Company’s standard proprietary information and inventions agreement. In addition, Dr. Kumar is entitled to certain change in control benefits provided to all participants of our 2021 Plan as described in “Potential Payments Upon Termination or Change of Control” below.
Brian C. Stephenson, Ph.D., CFA
On October 28, 2018, we, through the Services Company, entered into an offer letter with Dr. Stephenson, who currently serves as our Chief Financial Officer and Secretary. The offer letter provides for Dr. Stephenson’s “at-will” employment and set forth his initial annual base salary, initial target annual performance-based cash bonus opportunity, initial equity award, and his eligibility to participate in our employee benefit plans generally. On February 21, 2024, the Services Company and Dr. Stephenson entered into an amendment to his offer letter. The offer letter, as amended, provides that (i) in the event of a termination of his employment by the Services Company without “cause” or Dr. Stephenson’s resignation from employment with the Services Company for “good reason,” Dr. Stephenson will be entitled to the following severance payments and benefits: (a) a lump sum payment equal to 9 months of his then-current base salary; and (b) up to 9 months of COBRA reimbursements; and (ii) in the event of a termination of his employment by the Services Company without “cause” or Dr. Stephenson’s resignation from employment with the Services Company for “good reason,” in either case upon or within 12 months after a “sale event,” Dr. Stephenson will be entitled to the following severance payments and benefits (in lieu of the severance payments and benefits described above): (a) a lump sum payment equal to 12 months of his then-current base salary; (b) his then annual target bonus; and (c) up to 12 months of COBRA reimbursements, in each case of (i) and (ii), subject to his execution of an effective release of claims in favor of the Services Company. The terms “good reason,” “cause” and “sale event” are as defined in the offer letter, as amended. Dr. Stephenson is subject to the Services Company’s standard proprietary information and inventions agreement. In addition, Dr. Stephenson is entitled to certain change in control benefits provided to all participants of our 2021 Plan as described in “Potential Payments Upon Termination or Change of Control” below.
Potential Payments on Termination or Change in Control Table
The table below quantifies the potential payments and benefits that would have become due to our NEOs assuming that a qualifying termination of employment occurred on December 29, 2023, the last business day of 2023. The table does not include the prorated annual bonus opportunity that Dr. Kumar would be entitled to because the 2023 bonus was discretionary.
Our 2021 Plan provides for full acceleration of outstanding time-based awards in the event the awards will not be assumed, substituted or continued in connection with a sale event (as defined in the 2021 Plan), which applies to all plan participants, including our NEOs. For purposes of the table below, we have assumed that all awards granted under the 2021 Plan would be assumed, substituted or continued by a successor entity. In the event there is no assumption, substitution or continuation, then the vesting of all time-based awards would be fully accelerated, and the potential benefits from such acceleration due to our NEOs assuming that the event occurred on December 31, 2023 would be the same as those calculated for “Termination Without Cause of Resignation for Good Reason in Connection with a Change in Control” in the table below.
Our NEOs are also entitled to certain change in control benefits provided to all participants of our 2021 Plan under the Company’s change in control policy. Specifically, in the event of a termination of a participant’s employment by the Company without “cause” or the participant’s resignation from employment for “good reason,” in either case which occurs upon or within 12 months after the completion of a “sale event” of the Company and subject to the participant’s execution of a severance agreement, the participant is entitled to full acceleration of vesting of then unvested and outstanding restricted stock awards, stock options, restricted stock units and any other equity awards of the Company with time-based vesting as of the date of such termination. The terms “good reason,” “cause” and “sale event” are as defined in the change in control policy. For purposes of the table below, the value of accelerated vesting of equity awards is based on the closing price of $40.37 per ordinary share on December 29, 2023, minus, in the case of stock options, the exercise price of the unvested and outstanding stock option shares subject to acceleration.
Name	Base Salary ($)	Bonus ($)	Accelerated Vesting of Equity Awards ($)	Continuation of Insurance Coverage ($)	Total ($)
Neil Kumar, Ph.D.
Termination Without Cause or Resignation for Good Reason	742,000	—	—	42,403	784,403
Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control	742,000	—	39,396,612	42,403	40,181,015

Brian C. Stephenson, Ph.D., CFA(1)
Termination Without Cause or Resignation for Good Reason	—	—	—	—	—
Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control	—	—	18,600,527	—	18,600,527
(1)
Pursuant to Dr. Stephenson’s offer letter dated October 28, 2018, he was not entitled to potential payments assuming that a qualifying termination of employment occurred on December 29, 2023. See the section “Employment Arrangements with our Named Executive Officers” above for details of certain termination or change in control benefits provided to Dr. Stephenson as of February 21, 2024, the effective date of the amendment to his offer letter.

CEO Pay Ratio
Pursuant to Item 402(u) of Regulation S-K, we are required to calculate and disclose the median of the annual total compensation of all our employees (except for our Chief Executive Officer), the annual total compensation of our Chief Executive Officer, and the ratio of the median of the annual total compensation of all our employees as compared to the annual total compensation of our Chief Executive Officer (the “CEO Pay Ratio”). The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.
Identification of Median Employee
Under Item 402(u) of Regulation S-K, we may identify our median employee only once every three years and calculate total compensation for that employee each year; provided that, during our last completed fiscal year there has been no change in (1) our employee population or (2) employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. Following the significant reduction in force during 2022, we identified a new median employee in 2022. Despite growing by approximately 160 employees in 2023, we conducted an internal analysis of the 2023 new hires and determined that they were distributed evenly around the median employee from 2022, as a result we determined to use the same median employee identified in 2022 for 2023.
Determination Date
As explained above, we have determined to use the same median employee for 2023 as the one we identified in 2022. We identified the median employee using our employee population (except for our Chief Executive Officer) on December 31, 2022 of 397 individuals (which included all employees, whether employed on a full-time, part-time, seasonal or temporary basis).
Consistently Applied Compensation Measure
For purposes of identifying the median employee for 2022, we selected a “consistently applied compensation measure” (“CACM”) that closely approximates the annual target total direct compensation of our employees. Specifically, when we identified the median employee for 2022, we aggregated, for each employee as of December 31, 2022: (1) annual base salary or wages, (2) the actual annual cash incentive paid for 2022, and (3) the grant date fair value of equity awards granted in 2022. In identifying the median employee, we converted compensation amounts paid in foreign currencies based on the applicable year-to-date average exchange rate as of December 31, 2022, provided by S&P Global Market Intelligence Inc. and annualized the compensation amounts of individuals who joined our Company during 2022. We did not exclude any non-U.S. employees and did not make any cost-of-living adjustments.
Methodology and Pay Ratio
After determining our median employee, we calculated the median employee’s annual total compensation in accordance with the requirements of the Summary Compensation Table under Item 402(c)(2) of Regulation S-K.
The annual total compensation of our median employee in 2023 was $392,040. The annual total compensation for our Chief Executive Officer compensation for 2023 as reported in the 2023 Summary Compensation Table was $12,158,626. Therefore, our CEO Pay Ratio for 2023 is approximately 31:1.
This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with the SEC rules, based on our internal records and the methodology described above. This information should not be used as a basis for comparison among different companies, even companies within the same industry, because the SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the Compensation Committee nor management of the Company uses the CEO Pay Ratio measure in making compensation decisions.

Pay-Versus-Performance
The Compensation Committee approves and administers our executive compensation program, which it designs to attract, incentivize, reward, and retain our executive officers. Our program aligns executive pay with shareholder interests and links pay to performance through a blend of short-term and long-term incentive compensation. In 2023, at-risk compensation made up 94% of our Chief Executive Officer’s target total direct compensation and 90% of our Chief Financial Officer’s target total direct compensation. This high utilization of incentive compensation results in higher total realized pay when our Company delivers successful performance in a year, which is often, though not always, reflected in the performance of our stock price. Conversely, failure to deliver positive results leads to lower realized pay, including the possibility that some awards, particularly our stock option awards, do not deliver any value at the end of their performance period.
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the compensation actually paid to our named executive officers and certain aspects of our financial performance. For further information concerning our pay for performance philosophy and how executive compensation aligns with our performance, please refer to “Executive Compensation – Compensation Discussion and Analysis.”
Pay-Versus-Performance Table
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(4)	Value of Initial Fixed $100 Investment Based On:		Net Loss Attributable to Common Stockholders of BridgeBio(7)	Company- Selected Measure (Revenue)(8)
					Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$12,158,626	$70,060,160	$6,651,996	$29,070,865	$115	$119	($643,202,000)	$9,303,000
2022	$6,674,437	($11,343,340)	$2,957,392	($783,731)	$22	$114	($481,183,000)	$77,648,000
2021	$25,626,959	($132,750,009)	$8,677,297	(23,115,955)	$48	$126	($562,539,000)	$69,716,000
2020	$10,054,909	$151,056,692	$4,762,662	$18,433,250	$203	$126	($448,724,000)	$8,249,000
(1)
The dollar amounts reported in column (b) represent the amount of total compensation reported for Dr. Kumar (our “PEO”) for each corresponding covered year in the “Total” column of the Summary Compensation Table for each applicable year. Please refer to “Executive Compensation – 2023 Summary Compensation Table.”

(2)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Dr. Kumar, as computed in accordance with Item 402(v) of Regulation S-K for each covered fiscal year. The dollar amounts do not reflect the actual amount of compensation earned or received by or paid to Dr. Kumar during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Dr. Kumar’s total compensation for 2023 to determine the “compensation actually paid” to him for such fiscal year:

Year	Reported Summary Compensation Table Total for PEO	Reported Grant Date Fair Value of Equity Awards in Summary Compensation Table(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO
2023	$12,158,626	$10,623,786	$68,525,320	$70,060,160
(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each covered fiscal year. This number is being subtracted from the Summary Compensation Table Total.

(b)
The equity award adjustments for each covered fiscal year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (ii) the amount equal to the change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of any equity awards granted in prior fiscal years that are outstanding and unvested as of the end of the covered fiscal year; (iii) for equity awards that are granted and vest in same covered fiscal year, the fair value as of the vesting date; (iv) for equity awards granted in prior fiscal years for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for equity awards that are granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year. The amounts deducted or added in calculating the equity award adjustments for 2023 are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in Covered Fiscal Year as of End of Covered Fiscal Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years as of End of Covered Fiscal Year	Fair Value as of Vesting Date of Equity Awards Granted and Vested in Covered Fiscal Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years that Vested in Covered Fiscal Year	Fair Value at End of Prior Fiscal Year of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions during Covered Fiscal Year	Dollar Value of Dividends or other Earnings Paid on Stock or Option Awards in Covered Fiscal Year Prior to Vesting Date not Otherwise Included in Total Compensation for Covered Fiscal Year	Total Equity Award Adjustments
2023	$32,814,198	$17,606,779	$4,434,844	$13,669,499	$0	$0	$68,525,320
(3)
The dollar amounts reported in column (d) represent the average of the amounts of total compensation reported for our named executive officers (our “NEOs”) as a group (excluding Dr. Kumar, who has served as our PEO since our Company’s founding in April 2015) for each covered year in the “Total” column of the Summary Compensation Table for each applicable year. For 2023, the average “compensation actually paid” to our NEOs (excluding our PEO) comprised the compensation of Dr. Stephenson, our CFO.

(4)
The dollar amounts reported in column (e) represent the average amount of “executive compensation actually paid” to our CFO, as computed in accordance with Item 402(v) of Regulation S-K for each covered fiscal year. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to our CFO during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation for 2023 to determine the executive compensation actually paid, using the same methodology described above in Note 4(b) below:

Year	Average Reported Summary Compensation Table Total for Non-PEO Named Executive Officers	Average Grant Date Fair Value of Equity Awards Reported in Summary Compensation Table(a)	Equity Award Adjustments(b)	Average Compensation Actually Paid to Non-PEO Named Executive Officers
2023	$6,651,996	$5,500,756	$27,919,625	$29,070,865
(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each covered fiscal year.

(b)
The equity award adjustments for each covered fiscal year include the addition (or subtraction, as applicable) of the following: (i) the average year-end fair value of any equity awards granted in the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (ii) the amount equal to the average change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of any equity awards granted in prior fiscal years that are outstanding and unvested as of the end of the covered fiscal year; (iii) for equity awards that are granted and vest in same covered fiscal year, the average fair value as of the vesting date; (iv) for equity awards granted in prior fiscal years for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year, the amount equal to the average change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for equity awards that are granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the average fair value at the end of the prior fiscal year; and (vi) the average dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year. The amounts deducted or added in calculating the equity award adjustments for 2023 are as follows:

Year	Average Year End Fair Value of Outstanding and Unvested Equity Awards Granted in Covered Fiscal Year as of End of Covered Fiscal Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Year as of End of Covered Fiscal Year	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in Covered Fiscal Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years that Vested in Covered Fiscal Year	Average Fair Value at End of the Prior Year of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions during Covered Fiscal Year	Average Dollar Value of Dividends or other Earnings Paid on Stock or Option Awards in Covered Fiscal Year not Otherwise Included in Total Compensation for Covered Fiscal Year	Total Average Equity Award Adjustments
2023	$16,990,491	$4,935,594	$2,296,241	$3,697,299	$0	$0	$27,919,625
Equity Award Valuations: Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of date of grant. The valuation assumptions used to calculate the fair values of the stock options held by the PEO and NEOs as a group that vested during or were outstanding as of the end of each covered fiscal year materially differed from those valuation assumptions disclosed at the time of grant in the following respects: the expected term assumptions varied from 0.03 years to 5.92 years, risk-free interest rate assumptions varied from 3.8% to 5.5% and the stock price volatility assumptions varied from 47.1% to 97.7% depending on the specific stock option the fair value of which was being recalculated. Time-based restricted share unit award grant date fair values are calculated using the stock price as of date of grant. The valuation assumptions used to calculate the fair values of the time-based restricted stock unit awards held by the PEO and NEOs as a group that vested during or were outstanding as of the end of each covered fiscal year have been adjusted using the stock price as of year-end and as of each vesting date. The valuation assumptions used to calculate the fair values of the restricted stock unit (“RSU”) held by the other NEOs as a group (not applicable to the PEO) that vested during or were outstanding as of the end of each covered fiscal year (including the probable outcome of any such awards subject to performance conditions) did not materially differ from those disclosed at the time of grant.
(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends during the measurement period, assuming dividend reinvestment, and the difference between our share price at the end of the applicable measurement period and the beginning of the measurement period (December 31, 2019) by our share price at the beginning of the measurement period. Following SEC regulations, we calculated the cumulative TSR for 2023 as an average of the past 4 years (December 31, 2019 to December 31, 2023) assuming an initial investment of $100 on December 31, 2019. Our one-year total shareholder return for 2023 is greater than 400%.

(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: Nasdaq Biotechnology Index.

(7)
The dollar amounts reported represent the amount of net loss attributable to common stockholders of BridgeBio in our audited consolidated financial statements for each covered fiscal year included in our Annual Reports on Form 10-K filed with the SEC.

(8)	The dollar amounts represent our revenue, as reflected in our audited consolidated financial statements for each covered fiscal year included in our Annual Reports on Form 10-K filed with the SEC.
Analysis of Information Presented in Pay-Versus-Performance Table
As described in more detail in “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation program reflects a variable “pay-for-performance” philosophy. While over the years we have used several different performance measures to align executive compensation with our performance, all of these performance measures are not presented in the Pay-Versus-Performance table. Moreover, while we generally seek to prioritize long-term performance as our primary incentive for Dr. Kumar and Dr. Stephenson, we do not specifically align our performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between the information presented in the Pay-Versus-Performance Table.
Compensation Actually Paid and Company TSR
As demonstrated by the following graph, the amount of compensation actually paid to our PEO and the average amount of compensation actually paid to our other NEOs as a group (except Dr. Kumar) is generally aligned with our TSR over the period presented in the Pay-Versus-Performance Table. This alignment of compensation actually paid with our cumulative TSR over the period presented is because a significant portion of the compensation actually paid to our PEO and our other NEOs is comprised of equity awards. As described in more detail in “Executive Compensation – Compensation Discussion and Analysis,” in 2023, we set 94% of our PEO and 90% of our CFO compensation, respectively, at risk in the form of performance-based bonuses and time-based equity awards to align the interests of our NEOs and stockholders. The increase in our stock price that delivered a one-year total shareholder return of over 400% in 2023 also contributed significantly to the increase in the compensation actually paid to our PEO and our other NEOs in 2023 as compared to 2022.

Compensation Actually Paid and Net Loss Attributable to Common Stockholders of BridgeBio
As reflected in the following graph, the amount of compensation actually paid to our PEO and the average amount of compensation actually paid to our other NEOs as a group (except Dr. Kumar) increased in 2023, while our net loss attributable to common stockholders of BridgeBio declined during that period. We do not use GAAP or non-GAAP net loss as a financial performance measure in our overall executive compensation program, so there is at best, only an indirect correlation between our net loss and our Board’s and Compensation Committee’s discretionary determination of NEO compensation based on the totality Company and individual performance. As described in more detail in “Executive Compensation – Compensation Discussion and Analysis,” in 2023, we set 94% of our CEO and 90% of our CFO compensation, respectively, at risk in the form of performance-based bonuses and time-based equity awards to align the interests of our NEOs and stockholders.

Compensation Actually Paid and Revenue
As demonstrated by the following graph, the amount of compensation actually paid to Dr. Kumar and the average amount of compensation actually paid to our other NEOs as a group (except Dr. Kumar) increased in 2023, while our revenue declined during that period. As described above, our Board of Directors believes that it can responsibly discharge its duties by maintaining discretion to evaluate corporate performance at the close of the year based on the totality of the circumstances without reliance on rote calculations under set formulas. As such, while we consider numerous financial and non-financial performance measures for the purpose of evaluating the performance for our executive compensation program, we do not specifically align our performance measures with compensation that is actually paid to Dr. Kumar and other NEOs for a particular year. We do not use revenue as a financial performance measure in our overall executive compensation program, so there is at best, only an indirect correlation between our revenue and our Board’s and Compensation Committee’s discretionary determination of NEO compensation based on the totality of Company and individual performance. As described in more detail in “Executive Compensation – Compensation Discussion and Analysis,” in 2023, we set 94% of our PEO and 90% of our CFO compensation, respectively, at risk in the form of performance-based bonuses and time-based equity awards to align the interests of our NEOs and stockholders.

Table of Performance Measures:
As discussed in greater detail in the “Executive Compensation – Compensation Discussion and Analysis,” the actual amount of bonus compensation that is earned by our NEOs is a discretionary determination made by the Board of Directors based on the recommendation of the Compensation Committee. Our short-and long-term incentive payouts consider the holistic caliber of our performance in areas such as research, clinical, and regulatory milestones versus defined financial performance measures. In aggregate, our performance in these areas drives our compensation structure, specifically the degree to which our NEOs are granted equity awards and earn cash bonuses.

While we consider numerous financial and non-financial performance measures for the purpose of evaluating performance for our executive compensation program, we do not specifically align our performance measures with compensation that is actually paid to Dr. Kumar and other NEOs for a particular year. As such, we are not required to disclose a tabular list of performance measures.
Pay Versus Performance: Conclusions
The Compensation Committee believes in “pay for performance” and has structured our compensation program to reward our executive officers when we are delivering strong results. As discussed in more detail in “2023 Business and Financial Highlights” the progress across our clinical programs and the efforts to strengthen our financial position enabled our company to deliver a one-year total shareholder return of greater than 400%. Consistent with our “pay for performance” philosophy, we continue to set executive compensation so that a significant portion is based on “at-risk” payments to maintain alignment between the interests of our executive officers and stockholders. Almost all compensation was “at risk” for our senior executives, including our NEOs.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than the compensation agreements and other arrangements described under “Executive Compensation” and the transactions described below, since January 1, 2023, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.
Agreements and Transactions with 5% Stockholders and Their Affiliates
Participation in Our March 2023 Registered Offering
In March 2023, KKR Capital Markets LLC (“KCM”), an affiliate of KKR Genetic Disorder L.P., acted as an underwriter in connection with a registered public offering of our common stock, in which KCM received underwriting discounts and commissions totaling approximately $472,500 in the aggregate. In April 2023, the underwriters exercised their option to purchase additional shares of our common stock, in connection with which KCM received underwriting discounts and commissions totaling approximately $3,398 in the aggregate. KKR Genetic Disorder L.P. is a holder of more than 5% of our outstanding common stock. Ali J. Satvat, a member of our Board of Directors, serves as a Partner of KKR, an affiliate of KKR Genetic Disorder L.P. See footnote (2) to the beneficial ownership table under “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” for more information.
Securities Purchase Agreement and Private Placement
In September 2023, KCM acted as a placement agent in connection with our entry into a securities purchase agreement pursuant to which we sold and issued to certain accredited investors in a private placement of our common stock. KCM received a commission of $1.8 million of the aggregate gross proceeds received from all sales of the common stock in this private placement.
Consulting Agreements
Frank P. McCormick, Ph.D., F.R.S., D.Sc.
We entered into a consulting agreement, effective as of January 1, 2021, with Dr. McCormick, a member of our Board of Directors. Pursuant to the consulting agreement, as amended, Dr. McCormick provides consulting services to us generally in the area of oncology and pipeline development matters. In 2023, we paid Dr. McCormick $500,000 in connection with his consulting services. Dr. McCormick is also entitled to reimbursement for expenses incurred in the course of rendering services under the consulting agreement.
QLS Advisors, LLC
In December 2020, we entered into a consulting agreement with BioSF Global (the “BioSF Agreement”), a joint collaboration of QLS Advisors LLC (“QLS”), of which Andrew W. Lo, Ph.D., a member of our Board of Directors, is the co-founder and chairman, and Ram Island Strategies LLC to provide certain consulting, legal and other services to us. Under the agreement, we have agreed to pay an aggregate of $125,000 to QLS under the BioSF Agreement, and up to $199,000 if a transaction occurs resulting from services under the BioSF Agreement, provided that no other payments shall have been made to QLS during such calendar year. In 2023, we paid QLS an aggregate amount of $199,999 in connection with consulting services provided by BioSF Global.
Employment Agreements
We are party to an employment offer letter agreement with Charles Homcy, M.D., a member of our Board of Directors, pursuant to which Dr. Homcy serves as our Senior Advisor, Chair of Pharmaceuticals. The position is part-time and requires Dr. Homcy to devote at least 20% of his full working time and efforts to our business and affairs. Pursuant to this agreement, Dr. Homcy is entitled to a salary at the annual rate of $500,000 and is eligible to participate in or receive benefits under our employee benefit plans in effect from time to time (including, without limitation, any group health care plan, paid time off, and 401(k)), subject to the terms of such plans.

We are party to an employment offer letter agreement with Richard H. Scheller, Ph.D., a former member of our Board of Directors, pursuant to which Dr. Scheller serves as Senior Advisor, Chairman of R&D. The position is part-time and requires Dr. Scheller to devote at least 40% of his full working time and efforts to the business and affairs of the Company. Pursuant to the agreement, Dr. Scheller is entitled to a salary at the annual rate of $500,000 and is eligible to participate in or receive benefits under the Company’s employee benefit plans in effect from time to time (including, without limitation, any group health care plan, paid time off, and 401(k)), subject to the terms of such plans.
See the section titled “Proposal 1—Election of Directors—Director Compensation” for information regarding employment compensation received by Drs. Homcy and Scheller in 2023.
Executive Officer and Director Compensation
See the sections titled “Executive Compensation” and “Proposal 1—Election of Directors—Director Compensation” for information regarding compensation of our executive officers and directors, respectively.
Indemnification Agreements
We have entered into agreements to indemnify our directors and executive officers. These agreements will, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our Board of Directors to the maximum extent allowed under Delaware law.
Procedures for Approval of Related Person Transactions
The Audit Committee conducts an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of the Audit Committee is required for all such transactions. The Audit Committee follows the policies and procedures set forth in our Amended and Restated Related Person Transaction Policy in order to facilitate such review. The Amended and Restated Related Person Transaction Policy is written.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS
The following table sets forth the beneficial ownership information of our common stock by:
•	each person known to us to be the beneficial owner of more than 5% of our common stock as of April 1, 2024;
•	each named executive officer;
•	each of our directors; and
•	all of our executive officers and directors as a group.
We have based our calculation of the percentage of beneficial ownership of 187,122,744 shares of common stock outstanding on April 1, 2024.
Each individual or entity shown in the table has furnished information with respect to beneficial ownership. The information with respect to our executive officers and directors is as of April 1, 2024 unless otherwise noted. The information with respect to certain significant stockholders is based on filings by the beneficial owners with the SEC pursuant to section 13(d) and 13(g) of the Exchange Act. We have determined beneficial ownership in accordance with the SEC’s rules. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable on or before May 31, 2024, which is 60 days after April 1, 2024. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Name of Beneficial Owner(1)	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
KKR Genetic Disorder L.P.(2)	31,060,971	16.60%
Viking Global Entities(3)	25,120,991	13.42%
The Vanguard Group(4)	12,800,294	6.84%
BlackRock, Inc.(5)	10,156,773	5.43%
Directors and Named Executive Officers
Neil Kumar, Ph.D.(6)	10,114,271	5.31%
Brian C. Stephenson, Ph.D., CFA(7)	1,089,240	*
Charles Homcy, M.D.(8)	1,801,506	*
Eric Aguiar, M.D.(9)	256,203	*
Jennifer E. Cook(10)	280,439	*
Douglas A. Dachille(11)	88,219	*
Ronald J. Daniels(12)	162,859	*
Andrea J. Ellis(13)	80,219	*
Fred Hassan(14)	87,519	*
Andrew W. Lo, Ph.D.(15)	415,808	*
Frank P. McCormick, Ph.D., F.R.S., D.Sc.(16)	1,447,581	*
James C. Momtazee(17)	369,621	*
Ali J. Satvat(2)(18)	31,476,578	16.78%
Randal W. Scott, Ph.D.(19)	173,626	*
Hannah A. Valantine, M.D.(20)	62,488	*
All directors and executive officers as a group (15 persons)(21)	47,906,177	24.66%
*	Represents beneficial ownership of less than one percent of the shares of the Company’s common stock.

(1)	Unless otherwise indicated, the address of all listed stockholders is 3160 Porter Drive, Suite 250, Palo Alto, California 94304.
(2)
Based on a Schedule 13D/A filed with the SEC on February 17, 2021 by KKR Genetic Disorder L.P. Consists of 31,060,971 shares of common stock directly owned by KKR Genetic Disorder L.P. KKR Genetic Disorder GP LLC, as the general partner of KKR Genetic Disorder L.P., KKR Group Partnership L.P., as the sole member of KKR Genetic Disorder GP LLC, KKR Group Holdings Corp., as the general partner of KKR Group Partnership L.P., KKR & Co. Inc., as the sole stockholder of KKR Group Holdings Corp., KKR Management LLP, as the Series I Preferred stockholder of KKR & Co. Inc., and Messrs. Henry R. Kravis and George R. Roberts, as the founding partners of KKR Management LLP, may be deemed to be the beneficial owners having shared voting and investment power with respect to the shares described above. The principal business address of each of the entities and persons identified in the immediately preceding sentence, except Mr. Roberts, is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, NY 10019. The principal business address for Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025. Mr. Satvat is a member of our Board of Directors and serves as an executive of Kohlberg Kravis Roberts & Co. L.P. and/or one or more of its affiliates. Each of Messrs. Kravis, Roberts and Satvat disclaims beneficial ownership of the shares held by KKR Genetic Disorder L.P. The principal business address of Mr. Satvat is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(3)
Based on a Schedule 13D/A filed with the SEC on November 22, 2023 by Viking Global Investors LP. Consists of (i) 631,167 shares of common stock held by Viking Global Equities Master Ltd. (“VGE Master”); (ii) 251,204 shares of common stock held by Viking Long Fund Master Ltd. (“VLF”) and (iii) 24,238,620 shares of common stock held by Viking Global Opportunities Illiquid Investments Sub-Master LP (“Viking Opportunities,” and together with VGE Master, VLF and Viking Opportunities, the “Viking Global Entities”). VGE Master has the power to dispose of and vote the shares directly owned by it, which power may be exercised by its investment manager, Viking Global Performance LLC (“VGP”), and by Viking Global Investors LP (“VGI”), which provides managerial services to VGE Master. VLF has the power to dispose of and vote the shares directly owned by it, which power may be exercised by its investment manager, Viking Long Fund GP LLC (“VLFGP”), and by VGI, which provides managerial services to VLF. Viking Opportunities has the power to dispose of and vote the shares directly owned by it, which power may be exercised by its general partner, Viking Global Opportunities Portfolio GP LLC (“Viking Opportunities GP”), by VGI, which provides managerial services to Viking Opportunities, and by Viking Global Opportunities Parent GP LLC (“Viking Opportunities Parent”), which serves as the sole member of Viking Opportunities GP. O. Andreas Halvorsen, David C. Ott and Rose S. Shabet, as Executive Committee members of Viking Global Partners LLC (the general partner of VGI), VGP, VLFGP and Viking Opportunities Parent, have shared power to direct the voting and disposition of investments beneficially owned by VGI, VGP, VLFGP and Viking Opportunities Parent. The business address of each of the Viking Global Entities is c/o Viking Global Investors LP, 55 Railroad Avenue, Greenwich, Connecticut 06830.

(4)
Based on a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group. Consists of 12,800,294 shares of common stock. The Vanguard Group, Inc.’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities reported herein. No one other person’s interest in the securities reported herein is more than 5%. The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(5)
Based on a Schedule 13G/A filed with the SEC on January 29, 2024 by BlackRock, Inc. Consists of 10,156,773 shares of common stock and includes holdings from the following subsidiaries: Aperio Group, LLC; BlackRock Advisors, LLC; BlackRock (Netherlands) B.V.; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock (Luxembourg) S.A.; BlackRock Investment Management (Australia) Limited; BlackRock Fund Advisors; BlackRock (Singapore) Limited; and BlackRock Fund Managers Ltd. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the common stock of BridgeBio Pharma, Inc. No one person’s interest in the common stock of BridgeBio Pharma, Inc. is more than five percent of the total outstanding common shares. The business address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(6)
Consists of: (i) 6,875,932 shares of common stock, of which 4,867,524 shares are held by Dr. Kumar, 1,012,722 shares are held by the Kumar Haldea Revocable Trust, and 995,686 shares are held by the Kumar Haldea Family Irrevocable Trust (Dr. Kumar disclaims beneficial ownership of the shares held in the trusts), (ii) 3,177,672 shares of common stock issuable upon the exercise of options that are vested as of April 1, 2024 or exercisable within 60 days thereafter, and (iii) 60,667 restricted stock units that are vested and releasable within 60 days of April 1, 2024.

(7)
Consists of (i) 62,908 shares of common stock held by Dr. Stephenson, (ii) 998,825 shares of common stock issuable upon the exercise of options that are vested as of April 1, 2024 or exercisable within 60 days thereafter and (iii) 27,507 restricted stock units that are vested and releasable within 60 days of April 1, 2024.

(8)
Consists of (i) 1,230,085 shares of common stock held by Dr. Homcy and (ii) 571,421 shares of common stock issuable upon the exercise of options that are vested as of April 1, 2024 or exercisable within 60 days thereafter.

(9)	Consists of 256,203 shares of common stock issuable upon the exercise of options held by Dr. Aguiar that are vested as of April 1, 2024 or exercisable within 60 days thereafter.
(10)
Consists of (i) 7,152 shares of common stock held by Ms. Cook and (ii) 273,287 shares of common stock issuable upon the exercise of options that are vested as of April 1, 2024 or exercisable within 60 days thereafter.

(11)
Consists of (i) 20,000 shares of common stock held by The Dachille 2012-1 Family Trust and (ii) 68,219 shares of common stock issuable upon the exercise of options held by Mr. Dachille that are vested as of April 1, 2024 or exercisable within 60 days thereafter.

(12)
Consists of (i) 10,402 shares of common stock held by Mr. Daniels and (ii) 152,457 shares of common stock issuable upon the exercise of options that are vested as of April 1, 2024 or exercisable within 60 days thereafter.

(13)
Consists of (i) 12,000 shares of common stock held by Mrs. Ellis and (ii) 68,219 shares of common stock issuable upon the exercise of options that are vested as of April 1, 2024 or exercisable within 60 days thereafter.

(14)
Consists of (i) 19,300 shares of common stock held by Mr. Hassan and (ii) 68,219 shares of common stock issuable upon the exercise of options that are vested as of April 1, 2024 or exercisable within 60 days thereafter.

(15)
Consists of (i) 253,682 shares of common stock, of which 48,099 shares are held by Dr. Lo and 205,583 shares are held by Andrew W. Lo and Nancy N. Lo JTWROS, and (ii) 162,126 shares of common stock issuable upon the exercise of options that are vested as of April 1, 2024 or exercisable within 60 days thereafter.

(16)
Consists of (i) 1,100,065 shares of common stock, of which 472,376 shares are held by Dr. McCormick and 627,689 shares are held by the Francis P. McCormick Rev Trust U/A DTD 1/27/2017, of which Dr. McCormick is the Trustee, and (ii) 347,516 shares of common stock issuable upon the exercise of options that are vested as of April 1, 2024 or exercisable within 60 days thereafter.

(17)
Consists of (i) 88,491 shares of common stock, of which 8,491 shares are held by Mr. Momtazee and 80,000 shares are held by The James Momtazee Revocable Trust, of which Mr. Momtazee is the Trustee, and (ii) 281,130 shares of common stock issuable upon the exercise of options that are vested as of April 1, 2024 or exercisable within 60 days thereafter.

(18)
Consists of (i) 31,060,971 shares of common stock held by KKR Genetic Disorder L.P. as described in footnote (2) above (Mr. Satvat disclaims beneficial ownership of the shares held by KKR Genetic Disorder L.P.) and (ii) 415,607 shares of common stock issuable upon the exercise of options held by Mr. Satvat that are vested as of April 1, 2024 or exercisable within 60 days thereafter.

(19)
Consists of (i) 11,500 shares of common stock, of which 5,000 shares of common stock held by Dr. Scott and 6,500 shares of common stock held by Thinking Bench Capital LLC, of which Dr. Scott is the manager and The OG Family Trust (a revocable trust of which Dr. Scott and his spouse are trustees) is sole member, and (ii) 162,126 shares of common stock issuable upon the exercise of options that are vested as of April 1, 2024 or exercisable within 60 days thereafter.

(20)
Consists of (i) 5,197 shares of common stock, of which 1,764 shares are held by Dr. Valantine and 3,433 shares of common stock are held by Dr. Valantine’s spouse, and (ii) 57,291 shares of common stock issuable upon the exercise of options that are vested as of April 1, 2024 or exercisable within 60 days thereafter.

(21)	Consists of the number of shares beneficially owned by the named executive officers and directors listed in the table above.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all such forms which they file.
To our knowledge, based solely on our review of such reports or written representations from certain reporting persons, we believe that all of the filing requirements applicable to our officers, directors, greater than 10% beneficial owners and other persons subject to Section 16 of the Exchange Act were complied with during the year ended December 31, 2023, except that Hannah A. Valantine, M.D., filed a late statement of changes in beneficial ownership of securities on Form 4 on February 13, 2024 due to administrative error.

PROPOSAL 2

NON-BINDING, ADVISORY VOTE TO APPROVE THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Our Board of Directors is committed to excellence in governance. As part of that commitment, and as required by Section 14A(a)(1) of the Exchange Act, our Board of Directors is providing the stockholders with an opportunity to approve, on a non-binding, advisory basis, the compensation of our named executive officers.
The following proposal, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as discussed in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are strongly aligned with our stockholders’ interests and are consistent with current market practices. At our 2021 Annual Meeting of Stockholders, our stockholders approved one year as the preferred frequency for holding non-binding advisory votes to approve the compensation of our named executive officers. Accordingly, we are asking our stockholders to vote for the resolution:
“RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”
Before you vote, we recommend that you read the Executive Compensation section of this proxy statement for additional details on our executive compensation programs and philosophy.
This vote is advisory, and therefore not binding on us, the Board of Directors or the Compensation Committee. However, our Board of Directors and Compensation Committee value the opinions of our stockholders and intend to take into account the outcome of the vote when considering future compensation decisions for our named executive officers.
Vote Required
Approval on a non-binding, advisory basis of the compensation of our named executive officers requires an affirmative vote of a majority of the votes properly cast for and against on the proposal at the Annual Meeting. Abstentions and broker non-votes will have no effect on the vote for this proposal.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for 2024. Representatives of Deloitte will attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.
Our organizational documents do not require that the stockholders ratify the selection of Deloitte as our independent registered public accounting firm, and stockholder ratification is not binding on us, the Board of Directors or the Audit Committee. We request such ratification, however, as a matter of good corporate practice. Our Board of Directors, including our Audit Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the ratification of the selection of Deloitte as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and evaluate what actions may be appropriate to address those concerns, although the Audit Committee, in its discretion, may still retain Deloitte.
Independent Registered Public Accounting Firm Fees And Services
The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2023 and December 31, 2022 by Deloitte.
Fees billed	2023 Deloitte	2022 Deloitte
Audit Fees	$2,239,115	$2,463,528
Audit-Related Fees	818,200	—
Tax Fees	361,348	250,295
All Other Fees	7,390	88,391
Total	$3,426,053	$2,802,214
Audit Fees. This category consists of fees for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, assistance with registration statements filed with the SEC, services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements and other fees in connection with our adoption of new accounting pronouncements. This category also includes fees for services incurred in connection nonrecurring transactions completed in each of 2022 and 2023.
Audit-Related Fees. This category consists of fees billed for related services by the principal accountant that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the Audit Fees category.
Tax Fees. This category consists of fees for services provided for tax consultation services.
All Other Fees. This category consists of fees for all other services that are not reported above.
Audit Committee Pre-Approval Policies
The Audit Committee is directly responsible for the appointment, retention and termination, and for determining the compensation, of the Company’s independent registered public accounting firm. The Audit Committee shall pre-approve all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company
Accounting Oversight Board), except that pre-approval is not required for the provision of non-audit services if the “de minimis” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. The Audit Committee may delegate to the Chair of the Audit Committee the authority to grant pre-approvals for audit and non-audit services, provided such approvals are presented to the Audit Committee at its next scheduled meeting. All services provided by Deloitte during fiscal years 2022 and 2023 were pre-approved by the Audit Committee in accordance with the pre-approval policy described above.

Vote Required
The ratification of the selection of Deloitte & Touche LLP requires the affirmative vote of a majority of the votes properly cast for and against the proposal at the Annual Meeting. Abstentions and broker non-votes will have no effect on the vote for this proposal.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR ITS FISCAL YEAR ENDING DECEMBER 31, 2024.
The following Audit Committee Report is not considered proxy solicitation material and is not deemed filed with the Securities and Exchange Commission. Notwithstanding anything to the contrary set forth in any of the Company’s filings made under the Securities Act of 1933 or the Exchange Act that might incorporate filings made by the Company under those statutes, the Audit Committee Report shall not be incorporated by reference into any prior filings or into any future filings made by the Company under those statutes.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Directors (the “Audit Committee”) has furnished this report concerning the independent audit of the Company’s financial statements. Each member of the Audit Committee meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and rulemaking of the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market regulations. A copy of the Audit Committee Charter is available on the Company’s website at https://bridgebio.com.
The Audit Committee’s responsibilities include assisting the Board of Directors regarding the oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function and the independent registered public accounting firm.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s consolidated financial statements for the fiscal year ended December 31, 2023, with the Company’s management and Deloitte & Touche LLP. In addition, the Audit Committee has discussed with Deloitte & Touche LLP, with and without management present, their evaluation of the Company’s internal accounting controls and overall quality of the Company’s financial reporting. The Audit Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee also received the written disclosures and the letter from Deloitte & Touche LLP required by the Public Company Accounting Oversight Board Rule 3526 and the Audit Committee discussed the independence of Deloitte & Touche LLP with that firm.
Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited consolidated financial statements be included in the Company’s Annual Report for the fiscal year ended December 31, 2023.
The Audit Committee and the Board of Directors have recommended the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.
AUDIT COMMITTEE
ANDREA J. ELLIS, CHAIR
ERIC AGUIAR
RANDAL W. SCOTT

PROPOSAL 4

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF
THE 2021 AMENDED AND RESTATED
BRIDGEBIO PHARMA, INC. STOCK OPTION AND INCENTIVE PLAN
Proposal
Our Board of Directors believes that stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and consultants of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. Our Board of Directors believes that providing such persons with a direct stake in the Company assures a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.
On June 21, 2019, our Board of Directors adopted the BridgeBio Pharma, Inc. 2019 Stock Option and Incentive Plan (the “2019 Plan”), subject to stockholder approval, which was obtained on June 22, 2019. On April 14, 2020, our Board of Directors adopted an amendment and restatement of the 2019 Plan (the “Amended 2019 Plan”), also subject to stockholder approval, which was obtained on June 2, 2020. On October 28, 2021, our Board of Directors adopted an amendment and restatement of the Amended 2019 Plan in the form of the 2021 Amended and Restated BridgeBio Pharma, Inc. Stock Option and Incentive Plan (the “2021 Plan”), subject to stockholder approval, which was obtained on December 15, 2021.
On April 19, 2024, our Board of Directors adopted an amendment and restatement of the 2021 Plan (the “Amended and Restated Plan”), subject to stockholder approval. The Amended and Restated Plan amends the 2021 Plan to (i) increase the aggregate number of shares authorized for issuance under the 2021 Plan by 6,500,000 shares, which includes an increase in the aggregate number of shares that may be issued in the form of incentive stock options by 6,500,000 shares, in each case subject to adjustment as provided for in the 2021 Plan, and (ii) remove the ability to pay dividends and dividend equivalents on unvested or unearned awards. A copy of the Amended and Restated Plan is attached as Exhibit A to this proxy statement and is incorporated herein by reference.
We are requesting that stockholders approve the proposed Amended and Restated Plan. If this proposal is approved by our stockholders at the 2024 Annual Meeting, the Amended and Restated Plan providing for the additional 6,500,000 shares and the addition of the dividend and dividend equivalent restrictions will become effective on the date of the 2024 Annual Meeting. If stockholders do not approve this proposal, the changes proposed in the Amended and Restated Plan, including, among other things, the proposed 6,500,000 additional shares, will not become available for issuance under the 2021 Plan. The 2021 Plan will otherwise remain in effect in accordance with its existing terms. In such event, our Board of Directors will consider whether to adopt alternative arrangements based on its assessment of our needs. We believe that the proposed share pool increase to the 2021 Plan is reasonable, appropriate, and in the best interests of our stockholders.
As of April 1, 2024, (i) there were stock options to acquire 11,163,347 shares of common stock outstanding under our equity compensation plans (10,985,021 shares under our 2021 Plan and 178,326 shares under our Amended and Restated 2019 Inducement Equity Plan (the “Inducement Plan”) to new hires as inducement grants made in accordance with Nasdaq Listing Rule 5635(c)), with a weighted average exercise price of $25.05 ($24.94 under our 2021 Plan and $31.79 under our Inducement Plan) and a weighted average remaining term of 6.8 years (6.9 under our 2021 Plan and 5.8 years under our Inducement Plan); and (ii) 11,669,473 shares of common stock underlying restricted stock unit awards outstanding under our equity compensation plans (10,210,177 shares under our 2021 Plan and 1,459,296 shares under the Inducement Plan).
As of April 1, 2024, 3,625,660 shares of our common stock remain available for issuance under the 2021 Plan. This amount does not reflect the additional 6,500,000 shares reserved under the Amended and Restated Plan, as set forth in this proposal.
Reasons Why We Urge Stockholders to Vote in Favor of the Amendment and Restatement of the 2021 Plan
Equity enables us to attract, retain and motivate key talent. The Amended and Restated Plan is critical to our ongoing effort to build stockholder value. Equity incentive awards are an important component of our executive and non-executive employees’ compensation. Our Compensation Committee and the Board of Directors believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success.
Alignment of employee and stockholder interests. Our compensation philosophy reflects broad-based eligibility for equity incentive awards for high performing employees. By doing so, we link the interests of those employees with those of our stockholders and motivate our employees to act as owners of the business. During 2023, approximately 86% of awards granted to our employees under the 2021 Plan were to employees who are not our executive officers.
Thoughtful balance of our need to attract and retain talent with stockholder interests regarding dilution. The Compensation Committee carefully monitors our annual net burn rate, total dilution, overhang, and equity expense in order to maximize stockholder value by granting only the number of equity incentive awards that it believes are necessary and appropriate to attract, reward and retain our employees. Our Compensation Committee determined the size of the reserved pool under the Amended and Restated Plan based on projected equity awards to anticipated new hires and existing employees, potential new directors and consultants and an assessment of the magnitude of increase that our institutional investors and the firms that advise them would likely find acceptable. Our total overhang at the end of 2023 was approximately 17.4%, which is below the median level of our 2023 peer companies of 18.7%. The proposed increase in the number of shares reserved by 6,500,000 shares is approximately 3.7% of the Company’s shares of common stock outstanding on December 31, 2023, which is below the median level for our peer companies that have made similar requests in recent years. In addition, our average annual net burn rate for the last three fiscal years was approximately 4.3%. We believe the proposed increase is reasonable and anticipate that if our request to increase the share reserve is approved by our stockholders, it will be sufficient to provide equity incentives to attract, retain, and motivate employees, non-employee directors and consultants for the next year. While the Company believes this is a reasonable estimate of how long the share reserve would last, the actual period for which the proposed share reserve will fund our equity compensation program may be shorter or longer based on changes in participation and our stock price.
Summary of Material Features of the Amended and Restated Plan
The material features of the Amended and Restated Plan are:
•
Pursuant to the Amended and Restated Plan, an additional 6,500,000 shares are reserved for issuance under the Amended and Restated Plan (together with the aggregate of 41,223,827 shares of common stock previously reserved under the 2021 Plan (totaling 47,723,827 shares reserved));

•	The maximum number of shares of common stock that may be issued in the form of incentive stock options under the Amended and Restated Plan shall not exceed 47,723,827 shares;
•
Awards of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, cash-based awards, and dividend equivalent rights are permitted;

•
The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the Amended and Restated Plan will be added back to the shares of common stock available for issuance under the Amended and Restated Plan. Shares we reacquire on the open market will not be added to the reserved pool under the Amended and Restated Plan;

•
The value of all awards awarded under the Amended and Restated Plan and all other cash compensation paid by us to any non-employee director for his or her services as a director in any calendar year may not exceed $1,250,000 and in any calendar year subsequent to the calendar year in which any non-employee director is first elected to the Board may not exceed $600,000;

•	Stock options and stock appreciation rights will not be repriced in any manner without stockholder approval;
•	No automatic annual increase in the number of shares of common stock reserved and available for issuance;
•	Awards under the Amended and Restated Plan are subject to the Company’s clawback policy;

•
Dividends and dividend equivalents in respect of any award under the Amended and Restated Plan will only be paid if and to the extent that the underlying award becomes vested or earned (and will be forfeited if the award is forfeited);

•	Any material amendment to the Amended and Restated Plan is subject to approval by our stockholders; and
•	The term of the Amended and Restated Plan will expire on June 21, 2029. We are not requesting an extension to the term of our plan.
Based solely on the closing price of our common stock as reported by the Nasdaq Global Select Market on April 1, 2024 and the maximum number of shares that would have been available for awards as of such date, taking into account the proposed increase described herein, the maximum aggregate market value of the common stock that could potentially be issued under the Amended and Restated Plan is $303.6 million.
Historical Burn Rate
The following table sets forth information regarding historical awards granted and earned for the fiscal year 2021 through 2023 period, and the corresponding burn rate, which is defined as the number of shares subject to equity-based awards granted in a year (in the case of net burn rate, net of cancellations and forfeitures) divided by the weighted average number of shares of common stock outstanding for that year, for each of the last three fiscal years:
Year	Weighted Average Shares Outstanding (Undiluted)	Options Granted	Options Canceled/ Forfeited(1)	Full-Value Awards Granted(2)	Full-Value Awards Canceled/ Forfeited(1)	Gross Equity Burn/Usage	Net Equity Burn/Usage
	(a)	(b)	(c)	(d)	(e)	(b+d)/(a)	(b+d-c-e)/(a)
2023	162,791,511	1,724,909	622,601	9,580,459	551,407	6.9%	6.2%
2022	147,473,076	1,468,894	1,177,518	5,135,418	2,257,016	4.5%	2.1%
2021	144,356,619	3,191,532(3)	144,398	3,622,498(4)	278,558	4.7%	4.4%

3-year average:						5.4%	4.3%
(1)
Excludes cancelled or forfeited stock options and restricted stock units that the Company issued in January 2021 in connection with our acquisition of Eidos Therapeutics, Inc. (“Eidos”) on January 26, 2021 (the “Eidos Merger”) in exchange for then outstanding equity awards of Eidos as reported in the Company’s Annual Report on Form 10-K.

(2)	Includes time-based restricted stock units, performance-based restricted stock units and performance-based restricted stock awards.
(3)
Excludes 2,776,672 stock options issued by the Company in January 2021 in exchange for then outstanding Eidos stock options in connection with the Eidos Merger as reported in the Company’s Annual Report on Form 10-K.

(4)
Excludes 25,972 shares of restricted stock units issued by the Company in January 2021 in exchange for then outstanding Eidos restricted stock units in connection with the Eidos Merger transaction as reported in the Company’s Annual Report on Form 10-K.

Summary of the Amended and Restated Plan
The following description of certain features of the Amended and Restated Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Amended and Restated Plan, which is attached hereto as Exhibit A.
Administration. The Amended and Restated Plan will be administered by the Compensation Committee (the “Administrator”). The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, to modify or accelerate any award and to determine the specific terms and conditions of each award, subject to the provisions of the Amended and Restated Plan. The Administrator may delegate to a committee consisting of one or more officers of the Company, including our Chief Executive Officer, the authority to grant awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not a member of the delegated committee, subject to certain limitations and guidelines.
Eligibility; Plan Limits. All full-time and part-time officers, employees, non-employee directors and consultants are eligible to participate in the Amended and Restated Plan, subject to the discretion of the administrator. As of

April 1, 2024, approximately 716 individuals were currently eligible to participate in the Amended and Restated Plan, had it been effective on such date, which includes two executive officers, 618 employees who are not executive officers, 12 non-employee directors and 84 consultants. There are certain limits on the number of awards that may be granted under the Amended and Restated Plan. For example, the maximum number of shares of common stock to be issued under the Amended and Restated Plan is 47,723,827 shares. The maximum number of shares of common stock that may be issued in the form of incentive stock options under the Amended and Restated Plan shall not exceed 47,723,827 shares.
Director Compensation Limit. The Amended and Restated Plan provides that the value of all awards awarded under the Amended and Restated Plan and all other cash compensation paid by the Company to any non-employee director in any calendar year shall not exceed $1,250,000 and in any calendar year subsequent to the calendar year in which any non-employee director is first elected to the Board may not exceed $600,000.
Stock Options. The Amended and Restated Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the Amended and Restated Plan will be non-qualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive stock options and to non-employee directors and consultants. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of common stock on the Nasdaq Global Select Market (or another national securities exchange) on the date immediately preceding the grant date.
The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Administrator. In general, unless otherwise permitted by the Administrator, no option granted under the Amended and Restated Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.
Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Administrator or by delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of common stock that are not then subject to restrictions under any Company plan. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee, provided that the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure. In addition, the Administrator may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.
To qualify as incentive stock options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive stock options that first become exercisable by a participant in any one calendar year.
Stock Appreciation Rights. The Administrator may award stock appreciation rights subject to such conditions and restrictions as the Administrator may determine. Stock appreciation rights entitle the recipient to shares of common stock, or cash, equal to the value of the appreciation in our stock price over the exercise price. The exercise price may not be less than 100% of the fair market value of our common stock on the date of grant. The term of each stock appreciation right will be fixed by our compensation committee and may not exceed 10 years from the date of grant. Our Administrator will determine at what time or times each stock appreciation right may be exercised.
Restricted Stock. The Administrator may award shares of common stock to participants subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period. Any dividend equivalent rights paid during the restriction period will be automatically deferred and/or reinvested in additional restricted stock, and such right will be deferred, and paid contingent on, the vesting of the restricted stock.
Restricted Stock Units. The Administrator may award restricted stock units to participants. Restricted stock units are ultimately payable in the form of shares of common stock or cash (to the extent explicitly provided for in the applicable award certificate) subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. In the Administrator’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Administrator and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.
Unrestricted Stock Awards. The Administrator may also grant shares of common stock which are free from any restrictions under the Amended and Restated Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.
Dividend Equivalent Rights. The Administrator may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights granted as a component of another award (other than a stock option or stock appreciation right) may be paid only if the related award becomes vested. No dividends or dividend equivalents shall be paid out or settled unless and until, and then only to the extent that, the applicable securities underlying an award have been earned or vested. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.
Cash-Based Awards. The Administrator may grant cash bonuses under the Amended and Restated Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals.
Change of Control Provisions. The Amended and Restated Plan provides that, in the event of and subject to the consummation of a “sale event,” as defined in the Amended and Restated Plan, except as otherwise provided by the Administrator in the award agreement, and unless the parties to the sale event agree that such awards will be assumed or continued by the successor entity, all stock options and stock appreciation rights with time-based conditions will become vested and exercisable upon the sale event, all other awards with time-based vesting, conditions or restrictions will become fully vested and nonforfeitable as of the sale event, and all awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with the sale event in the plan administrator’s discretion or to the extent specified in the relevant award agreement. In the event of such sale event, individuals holding stock options and stock appreciation rights will be permitted to exercise such stock options and stock appreciation rights (to the extent exercisable) prior to the sale event. In addition, in connection with the termination of the Amended and Restated Plan upon a sale event, we may make or provide for a cash payment to participants holding vested and exercisable stock options and stock appreciation rights equal to the difference between the per share cash consideration payable to stockholders in the sale event and the exercise price of the options or stock appreciation rights. We may also make or provide for a payment, in cash or in kind, to grantees holding other awards in an amount equal to the per share cash consideration payable to stockholders in the sale event multiplied by the number of vested shares subject to such awards. Finally, an acquirer or successor entity may assume, continue or substitute for the outstanding awards under the Amended and Restated Plan (taking into account the acceleration of such awards under the Amended and Restated Plan). All awards will terminate in connection with a sale event unless they are assumed by the successor entity.
Clawback Provision: Awards under the Amended and Restated Plan shall be subject to the Company’s clawback policy, as in effect from time to time.
Adjustments for Stock Dividends, Stock Splits, Etc. The Amended and Restated Plan requires the Administrator to make appropriate adjustments to the number of shares of common stock that are subject to the Amended and Restated Plan, to certain limits in the Amended and Restated Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the Amended and Restated Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the Administrator, participants may elect to have the tax withholding obligations satisfied by authorizing the Company to withhold shares of common stock to be issued pursuant to exercise or vesting.
Amendments and Termination. The Board of Directors may at any time amend or discontinue the Amended and Restated Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of the Nasdaq Global Select Market, any amendments that materially change the terms of the Amended and Restated Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Administrator to be required by the Code to preserve the qualified status of incentive stock options.
Effective Date of Amended and Restated Plan. The Amended and Restated Plan will be effective until June 25, 2029. Awards of incentive options may be granted under the Amended and Restated Plan until June 21, 2029. No other awards may be granted under the Plan after June 25, 2029. The Amended and Restated Plan would not extend the term of the 2021 Plan.
New Plan Benefits
Because the grant of awards under the Amended and Restated Plan is within the discretion of the Administrator, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the Amended and Restated Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the Amended and Restated Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2023: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group.
	Options		Stock Awards
Name and Position	Average Exercise Price ($)	Number of Awards (#)	Dollar Value ($)(1)	Number of Awards (#)
Neil Kumar, M.D., Chief Executive Officer	$11.41	624,652	$6,123,793	536,704
Brian C. Stephenson, Ph.D., CFA, Chief Financial Officer	$11.41	323,431	$3,170,759	277,893
All current executive officers, as a group	$11.41(2)	948,083	$9,294,552(3)	814,597
All current directors who are not executive officers, as a group	$15.76(2)	776,826	$—	—
All current employees who are not executive officers, as a group	$16.75(4)	51,501(4)	$127,671,934(3)(5)	8,765,862(6)
(1)
The valuation of stock awards is based on the grant date fair value computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in calculating these values, see Note 16 to our consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2023.

(2)	Represents the weighted-average exercise price for the group.
(3)	Represents the aggregate grant date fair value for the group.
(4)
Represents a non-statutory stock option to purchase common stock granted to Dr. Homcy in 2023 for his service on our Board of Directors, which option is also included in the row titled “All current directors who are not executive officers, as a group.”

(5)	Includes the value of shares of restricted stock units granted to non-employees who are not directors in 2023 totaling $220,315.
(6)	Includes 6,972 shares of restricted stock units granted to non-employees who are not directors in 2023.

Tax Aspects Under the Code
The following is a summary of the principal federal income tax consequences of certain transactions under the Amended and Restated Plan. It does not describe all federal tax consequences under the Amended and Restated Plan, nor does it describe state or local tax consequences.
Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.
If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of common stock.
If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the stock option is treated as a non-qualified stock option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.
Non-Qualified Stock Options. No income is realized by the optionee at the time the stock option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the stock option.
Stock Appreciation Rights. No income will be recognized by a recipient upon the grant of either tandem or freestanding stock appreciation rights. For the year in which the stock appreciation right is exercised, the recipient will generally be taxed at ordinary income rates on the amount equal to the cash received plus the fair market value of any unrestricted shares received on the exercise.
Unrestricted Stock Awards. The recipient of an unrestricted stock award will generally be taxed at ordinary income rates on the difference between: (i) the fair market value of the shares of the Company’s common stock on the grant date, and (ii) the purchase price, if any, of the shares.
Restricted Stock Awards. The recipient of a restricted stock award will generally be taxed at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the recipient for such restricted shares) at such time as the shares are no longer subject to restrictions. However, a recipient may elect under Section 83(b) of the Code (the election must be filed with the IRS within 30 days of the grant date) to be taxed at ordinary income rates on the difference between: (i) the fair market value of such shares of the Company’s common stock on the grant date, and (ii) the purchase price, if any, of the shares. If a Section 83(b) election has not been made, dividends received with respect to restricted shares will generally be taxed as ordinary income to the recipient. If a Section 83(b) election has been made, dividends will be taxed at dividend rates.
Restricted Stock Units. The recipient of a restricted stock unit will generally be taxed at ordinary income rates on the fair market value of the shares of the Company’s common stock awarded on the transfer date (reduced by any amount paid by the recipient for such shares). The capital gains/loss holding period for such shares will also commence on such date.

Dividend Equivalent Rights. There are generally no Federal income tax consequences to the recipient or the Company on the grant of a dividend equivalent right. When the dividend equivalent right is converted to cash and/or additional shares of common stock and distributed to the recipient of a dividend equivalent right, the cash or the fair market value of the shares of common stock will be taxable to the recipient as ordinary income and the Company will be entitled to a corresponding deduction for tax purposes.
Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).
Limitation on Deductions. Under Section 162(m) of the Code, the Company’s deduction for awards under the Amended and Restated Plan may be limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.
Equity Compensation Plan Information Table
The following table provides information as of December 31, 2023 regarding shares of common stock that may be issued under our equity compensation plans, consisting of the Amended and Restated 2019 Employee Stock Purchase Plan (the “ESPP”), the 2021 Plan and the 2019 Inducement Equity Plan (the “Inducement Plan”).
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights(7)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in first column)
Equity compensation plans approved by security holders(1)	18,937,228(2)	$ 24.91	10,337,623(3)
Equity compensation plans not approved by security holders(4)	2,716,353(5)	$ 16.79	1,902,409(6)
Total	21,653,581	$ 23.99	12,240,032
(1)	Includes grants under the ESPP and the 2021 Plan.
(2)
Includes 10,932,174 shares of common stock issuable upon the exercise of outstanding options and 8,005,054 restricted stock units. Does not include purchase rights accruing under the ESPP as of December 31, 2023 because the purchase rights (and therefore, the number of shares to be purchased) are not determined until the end of the purchase period on February 15, 2024.

(3)
As of December 31, 2023, a total of 6,781,711 shares of our common stock was reserved and available for issuance pursuant to the 2021 Plan. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2021 Plan will be added back to the shares of common stock available for issuance under the 2021 Plan. As of December 31, 2023, a total of 3,555,912 shares of our common stock was reserved and available for issuance pursuant to the ESPP. The ESPP provides that the number of shares reserved and available for issuance under the ESPP will automatically increase each January 1, beginning on January 1, 2020, by the lesser of 2,000,000 shares of our common stock, 1% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by our Compensation Committee. The Compensation Committee determined not to increase the number of shares reserved and available under the ESPP in 2024. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.

(4)
Includes grants under the Inducement Plan. In connection with our acquisition of Eidos Therapeutics, Inc. we also assumed outstanding Eidos Therapeutics, Inc. options and restricted stock units. As of December 31, 2023, there were 1,221,942 shares issuable under such assumed outstanding stock options (with a weighted-average exercise price of $14.60) and 1,465 such assumed outstanding restricted stock units. For more information about the Inducement Plan and the assumed Eidos Therapeutics, Inc. awards, please see Note 16 to our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 22, 2024.

(5)
Includes 178,326 shares of common stock issuable upon the exercise of outstanding options, 1,314,620 restricted stock units from the Inducement Plan, and 1,221,942 shares of common stock issuable under outstanding stock options and 1,465 restricted stock units from the assumption of Eidos.

(6)
As of December 31, 2023, a total of 1,902,409 shares of common stock was reserved and available for issuance pursuant to the Inducement Plan. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the Inducement Plan will be added back to the shares of common stock available for issuance under the Inducement Plan.
(7)
The weighted average exercise price is calculated based solely on outstanding stock options. This weighted-average exercise price does not reflect shares subject to restricted stock units or purchase rights accruing under the ESPP as of December 31, 2023 because the purchase rights (and therefore, the number of shares to be purchased) are not determined until the end of the purchase period on February 15, 2024.

Vote Required
Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against this proposal at the Annual Meeting. Abstentions and non-broker votes will have no effect on the vote for this proposal.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED PLAN.

HOUSEHOLDING OF PROXY MATERIALS
Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy statement or annual report, contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.
In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares.
Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address.

OTHER MATTERS
We are not aware of any matters that may come before the meeting other than those referred to in the notice. If any other matter shall properly come before the Annual Meeting, however, the persons named in the accompanying proxy intend to vote all proxies in accordance with their best judgment.
Accompanying this Proxy Statement is our Annual Report. Copies of our Annual Report are available free of charge on our website at https://bridgebio.com, under the “Investors/Corporate Governance” link, or you can request a copy free of charge by sending a request online by accessing our website (https://bridgebio.com) and selecting the “Investors” tab and “Contact IR.” Please include your contact information with the request.
By Order of the Board of Directors,

BridgeBio Pharma, Inc.

/s/ Neil Kumar

Neil Kumar
Chief Executive Officer
April 25, 2024

Exhibit A
2021 AMENDED AND RESTATED BRIDGEBIO PHARMA, INC.
STOCK OPTION AND INCENTIVE PLAN
SECTION 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS
The name of the plan is the 2021 Amended and Restated BridgeBio Pharma, Inc. Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non- Employee Directors and Consultants of BridgeBio Pharma, Inc. (the “Company”) and its Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company or one of its Affiliates.
The following terms shall be defined as set forth below:
“Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.
“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.
“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights.
“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.
“Board” means the Board of Directors of the Company.
“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.
“Code” means the U.S. Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.
“Consultant” means a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.
“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee; provided, however, that no such credits shall be received or paid in respect of any Stock Option or Stock Appreciation Right.
“Effective Date” means the date on which the Plan becomes effective as set forth in Section 19. “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market, The New York Stock Exchange or another national securities exchange or traded on any established market, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations; provided further, however, that if the date for which Fair Market Value is determined is the Registration Date, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s initial public offering.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.
“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.
“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.
“Registration Date” means the date upon which the registration statement on Form S-1 that is filed by the Company with respect to the initial public offering is declared effective by the U.S. Securities and Exchange Commission.
“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.
“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.
“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.
“Sale Event” means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.
“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.
“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.
“Service Relationship” means any relationship as an employee, Non-Employee Director or Consultant of the Company or any Affiliate. Unless as otherwise set forth in the Award Certificate, a Service Relationship shall be deemed to continue without interruption in the event a grantee’s status changes from full-time employee to part-time employee or a grantee’s status changes from employee to Consultant or Non-Employee Director or vice versa; provided, that there is no interruption or other termination of Service Relationship in connection with the grantee’s change in capacity.
“Stock” means the Common Stock, par value $0.001 per share, of the Company, subject to adjustments pursuant to Section 3.
“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.
“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.
“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS
(a) Administration of Plan. The Plan shall be administered by the Administrator.
(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
(i) to select the individuals to whom Awards may from time to time be granted;
(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;
(iii) to determine the number of shares of Stock to be covered by any Award;
(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;
(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;
(vi) subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and
(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.
All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.
(c) Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to a committee consisting of one or more officers of the Company including the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not members of the delegated committee. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.
(d) Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event the employment (or other Service Relationship) terminates.
(e) Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.
(f) Non-U.S. Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to:

(i) determine which Affiliates shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be incorporated into and made part of this Plan); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.
(g) Prohibition on Repricing. The exercise price per share for the Stock subject to a Stock Option or Stock Appreciation Right shall be determined by the Committee and set forth in the applicable Award Certificate, and shall not be less than the Fair Market Value on the applicable date of grant of the applicable Award. In no event may any Stock Option or Stock Appreciation Right granted under this Plan be amended, other than subject to adjustment pursuant to Section 3(c) and/or Section 3(d), as applicable, to decrease the exercise price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Stock Option or Stock Appreciation Right with a lower exercise price, or otherwise be subject to any action that would be treated, under the applicable national securities exchange listing standards or for accounting purposes, as a “repricing” of such Stock Option or Stock Appreciation Right, unless such amendment, cancellation, or action is approved by the Company’s stockholders.
SECTION 3.	STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION
(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 47,723,827 shares, subject to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any Awards under the Plan (which, for the avoidance of doubt, includes any predecessor plan thereto prior to any amendment and/or restatement), that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that no more than 47,723,827 shares of the Stock may be issued in the form of Incentive Stock Options, subject to adjustment as provided in this Section 3.
The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.
(b) Maximum Awards to Non-Employee Directors. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director (i) in any calendar year shall not exceed $1,250,000 and (ii) in any calendar year subsequent to the calendar year in which such Non-Employee Director is first elected to the Board shall not exceed $600,000. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standard Codification (“ASC”) Topic 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.
(c) Changes in Stock. Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.
(d) Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Certificate, all Options and Stock Appreciation Rights with time-based vesting conditions or restrictions that are not vested and/or exercisable immediately prior to the effective time of the Sale Event shall become fully vested and exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion or to the extent specified in the relevant Award Certificate. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or less than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.
SECTION 4.	ELIGIBILITY
Grantees under the Plan will be such employees, Non-Employee Directors or Consultants of the Company and its Affiliates as are selected from time to time by the Administrator in its sole discretion; provided that Awards may not be granted to employees, Directors or Consultants who are providing services only to any “parent” of the Company, as such term is defined in Rule 405 of the Act, unless (i) the stock underlying the Awards is treated as “service recipient stock” under Section 409A or (ii) the Company has determined that such Awards are exempt from or otherwise comply with Section 409A.
SECTION 5.	STOCK OPTIONS
(a) Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.
Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a

“subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.
Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.
(b) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date. Notwithstanding the foregoing, Stock Options may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant or (iii) the Stock Option is otherwise compliant with Section 409A.
(c) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.
(d) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options. For the avoidance of doubt, Stock Options granted under this Plan may not provide for any dividends or Dividend Equivalent Rights thereon.
(e) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Option Award Certificate:
(i) in cash, by certified or bank check or other instrument acceptable to the Administrator;
(ii) through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;
(iii) by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or
(iv) with respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.
Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his or her stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any taxes that the Company or an Affiliate is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.
(f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.
SECTION 6.	STOCK APPRECIATION RIGHTS
(a) Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
(b) Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.
(c) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.
(d) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. For the avoidance of doubt, Stock Appreciation Rights granted under this Plan may not provide for any dividends or Dividend Equivalent Rights thereon.
SECTION 7.	RESTRICTED STOCK AWARDS
(a) Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.
(b) Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award. Any such grant or sale of Restricted Stock Awards shall require that any and all dividends, Dividend Equivalent Rights or other distributions paid thereon during the period of such restrictions be automatically deferred and/or reinvested in additional Restricted Stock, which shall be subject to the same restrictions as the underlying Award. For the avoidance of doubt, any such dividends, Dividend Equivalent Rights or other distributions on Restricted Stock shall be deferred until, and paid contingent upon, the vesting of such Restricted Shares. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 15 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Affiliates terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.
(d) Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non- transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”
SECTION 8.	RESTRICTED STOCK UNITS
(a) Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Certificate) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.
(b) Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.
(c) Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his or her Restricted Stock Units, subject to the provisions of Section 11 and such additional terms and conditions as the Administrator may determine.
(d) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 15 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Affiliates for any reason.

SECTION 9.	UNRESTRICTED STOCK AWARDS
Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.
SECTION 10.	CASH-BASED AWARDS
Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash- Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified performance goals, including continued employment (or other Service Relationship). The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.
SECTION 11.	DIVIDEND EQUIVALENT RIGHTS
(a) Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. For the avoidance of doubt, as determined by the Administrator, dividends and Dividend Equivalent Rights may accrue with respect to Awards granted hereunder, but no dividends or Dividend Equivalent Rights shall be paid out or settled unless and until, and then only to the extent that, the applicable securities underlying an Award have been earned or vest.
(b) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 15 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.
SECTION 12.	TRANSFERABILITY OF AWARDS
(a) Transferability. Except as provided in Section 12(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.
(b) Administrator Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.
(c) Family Member. For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.
(d) Designation of Beneficiary. To the extent permitted by the Company and valid under applicable law, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate or legal heirs.
SECTION 13.	TAX WITHHOLDING
(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for tax purposes, pay to the Company or any applicable Affiliate, or make arrangements satisfactory to the Administrator regarding payment of, any U.S. and non-U.S. federal, state, or local taxes of any kind required by law to be withheld by the Company or any applicable Affiliate with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee or to satisfy any applicable withholding obligations by any other method of withholding that the Company and its Affiliates deem appropriate. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.
(b) Payment in Stock. The Administrator may cause any tax withholding obligation of the Company or any applicable Affiliate to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Participants. The Administrator may also require any tax withholding obligation of the Company or any applicable Affiliate to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company or any applicable Affiliate in an amount that would satisfy the withholding amount due.
SECTION 14.	SECTION 409A AWARDS
Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 15.	TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.
(a) Termination of Service Relationship. If the grantee’s Service Relationship is with an Affiliate and such Affiliate ceases to be an Affiliate, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.
(b) For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:
(i) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or
(ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.
SECTION 16.	AMENDMENTS AND TERMINATION
The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Company stockholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).
SECTION 17.	STATUS OF PLAN
With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.
SECTION 18.	GENERAL PROVISIONS
(a) No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.
(b) Issuance of Stock. To the extent certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.
(c) Stockholder Rights. Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.
(d) Other Incentive Arrangements; No Rights to Continued Service Relationship. Nothing contained in this Plan shall prevent the Board from adopting other or additional incentive arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any grantee any right to continued employment or other Service Relationship with the Company or any Affiliate.
(e) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.
(f) Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.
SECTION 19.	EFFECTIVE DATE OF PLAN
This Plan shall become effective upon the date immediately preceding the Registration Date subject to prior stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules. No grants of Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the Initial Approval Date.
SECTION 20.	GOVERNING LAW
This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of California, applied without regard to conflict of law principles.
DATE APPROVED BY BOARD OF DIRECTORS: JUNE 21, 2019 (the “Initial Approval Date”)
DATE APPROVED BY STOCKHOLDERS: JULY 1, 2019 (EFFECTIVE DATE OF STOCKHOLDER CONSENT EXECUTED AS OF JUNE 22, 2019)
DATE AMENDED BY THE BOARD OF DIRECTORS: APRIL 14, 2020 DATE AMENDMENT APPROVED BY STOCKHOLDERS: JUNE 2, 2020 DATE AMENDED BY THE BOARD OF DIRECTORS: OCTOBER 28, 2021
DATE AMENDMENT AND RESTATEMENT APPROVED BY STOCKHOLDERS: DECEMBER 15, 2021
DATE AMENDED AND RESTATED BY THE BOARD OF DIRECTORS: APRIL 19, 2024
DATE AMENDMENT AND RESTATEMENT APPROVED BY STOCKHOLDERS: [•], 2024

bridgebio

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 20, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BBIO2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 20, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Votes must be received by 11:59 p.m. Eastern Time on June 20, 2024.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V48673-P07810 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BRIDGEBIO PHARMA, INC.

The Board of Directors recommends that you vote "FOR" all of the nominees listed in Proposal 1, "FOR" Proposal 2, "FOR" Proposal 3 and "FOR" Proposal 4:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Eric Aguiar, M.D.
02) Jennifer E. Cook
03) Andrea J. Ellis
04) Fred Hassan
05) Ali J. Satvat

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V48674-P07810

BRIDGEBIO PHARMA, INC.

Annual Meeting of Stockholders

June 21, 2024 9:00 a.m. Pacific Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Neil Kumar, Ph.D. and Brian C. Stephenson, Ph.D., CFA, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BRIDGEBIO PHARMA, INC. held of record by the undersigned on April 22, 2024 at the Annual Meeting of Stockholders to be held at 9:00 a.m. Pacific Time on June 21, 2024, at www.virtualshareholdermeeting.com/BBIO2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy, when properly executed, will be voted as directed herein by the undersigned Stockholder. If no direction is made, this proxy will be voted "FOR" all of the nominees listed in Proposal 1, "FOR" Proposal 2, "FOR" Proposal 3 and "FOR" Proposal 4.

Continued and to be signed on reverse side